UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ZILLOW GROUP, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Seattle, Washington

April 26, 2017

Dear Shareholders:

You are cordially invited to attend the Zillow Group, Inc. 2017 Annual Meeting of Shareholders on June 14, 2017 at 8:00 a.m. (Pacific Time). The meeting will be held at the offices of Perkins Coie LLP, 1201 Third Avenue, 49th Floor, in Seattle, Washington. Our board of directors has fixed the close of business on April 6, 2017 as the record date for determining those shareholders of our Class A and/or Class B common stock entitled to notice of, and to vote at, the annual meeting of our shareholders and any adjournments thereof.

The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the annual meeting, including proposals for the election of directors and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Our board of directors recommends that you vote FOR each of the proposals described in this Proxy Statement.

Your vote is very important. Please vote your shares promptly, whether or not you expect to attend the annual meeting in person. You may vote by Internet, as well as by telephone, or, if you requested printed proxy materials, by mailing a proxy or voting instruction card. If you attend the annual meeting, you may vote in person if you wish, even if you previously submitted your vote.

On behalf of our board of directors, we thank you for your continued investment in Zillow Group.

Sincerely,

Richard N. Barton	Spencer M. Rascoff

Executive Chairman and Director	Chief Executive Officer and Director

ZILLOW GROUP, INC.

1301 Second Avenue, Floor 31

Seattle, WA 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2017

The 2017 Annual Meeting of Shareholders of Zillow Group, Inc. (the “Annual Meeting”) will be held at the offices of Perkins Coie LLP, 1201 Third Avenue, 49th Floor, in Seattle, Washington, on June 14, 2017 at 8: 00 a.m. (Pacific Time) for the following purposes:

1.	To elect one Class II director (April Underwood, who was appointed by the board in February 2017 to fill a vacancy) and two Class III directors (Jay C. Hoag and Gregory B. Maffei), each nominated by our board of directors to serve until the 2019 Annual Meeting of Shareholders and 2020 Annual Meeting of Shareholders, respectively;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record of our Class A and/or Class B common stock at the close of business on April 6, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our amended and restated articles of incorporation). Shareholders of record of our Class C capital stock are not entitled to notice of, or to vote at, the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

In accordance with Securities and Exchange Commission rules, we sent a Notice of Internet Availability of Proxy Materials on or about April 26, 2017, and provided access to our proxy materials over the Internet on or before that date, to the holders of record of our Class A and Class B common stock as of the close of business on the Record Date.

Holders of our Class A and Class B common stock and persons holding proxies from such shareholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must bring a proxy from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By order of the board of directors,

Kathleen Philips

Chief Financial Officer, Chief Legal Officer, Secretary and Treasurer

Seattle, Washington

April 26, 2017

Important Notice Regarding the Availability of Proxy Materials

For the Annual Meeting of Shareholders to be Held on June 14, 2017

This Zillow Group, Inc. Proxy Statement and the 2016 Annual Report of Zillow Group, Inc. are available at:

http://investors.zillowgroup.com/annuals-proxies.cfm

- i -

ZILLOW GROUP, INC.

1301 Second Avenue, Floor 31

Seattle, WA 98101

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION CONCERNING THE PROXY STATEMENT, PROXIES AND VOTING AT THE ANNUAL MEETING

Introduction

Acquisition of Trulia. On February 17, 2015, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2014 (the “Merger Agreement”) by and among Zillow, Inc. (“Zillow”), Trulia, Inc. (“Trulia”), and Zillow Group, Inc. (“Zillow Group”, the “Company”, “we”, “us”, or “our”), each of Zillow and Trulia became wholly owned subsidiaries of Zillow Group. Upon completion of the Trulia transaction, each share of Zillow Class A common stock was converted into the right to receive one share of fully paid and nonassessable Class A common stock of Zillow Group, each share of Zillow Class B common stock was converted into the right to receive one share of fully paid and nonassessable Class B common stock of Zillow Group, and each share of Trulia common stock was converted into the right to receive 0.444 of a share of fully paid and nonassessable Class A common stock of Zillow Group.

This is the third Proxy Statement we have filed for Zillow Group following the completion of the acquisition. Because the Trulia transaction was completed on February 17, 2015, the director and executive compensation and related information reported in this Proxy Statement primarily relates to Zillow Group for the period after completion of the acquisition, including the Compensation Discussion and Analysis and related compensation tables for fiscal year 2015, and to our predecessor, Zillow, for the relevant periods prior to that date.

Issuance of Class C Capital Stock in Form of Stock Dividend. On July 21, 2015, we announced that our board of directors had approved a distribution of shares of our Class C capital stock as a dividend to our Class A and Class B common shareholders (the “Class C Stock Split”). Holders of Class A common stock and Class B common stock as of the close of business on July 31, 2015, the record date for the Class C Stock Split, received on August 14, 2015 a distribution of two shares of Class C capital stock for each share of Class A and Class B common stock held by them as of the record date. The distribution of shares had the effect of a 3-for-1 stock split. Outstanding equity awards to purchase or acquire shares of Class A common stock were proportionately adjusted to relate to one share of Class A common stock and two shares of Class C capital stock for each share of Class A common stock subject to the awards as of the record date, and the exercise prices of any such awards were also proportionately allocated between Class A common stock and Class C capital stock. The par value per share of our shares of Class A common stock and Class B common stock have remained unchanged at $0.0001 per share after the Class C Stock Split. All historical share and per share amounts included in this Proxy Statement that preceded the August 2015 Class C Stock Split have been retroactively adjusted to give effect to the Class C Stock Split unless otherwise noted.

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Zillow Group of proxies to be voted at our 2017 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we sent a Notice of Internet Availability of Proxy Materials on or about April 26, 2017 and provided access to our proxy materials over the Internet beginning on or before that date, to the holders of record and beneficial owners of our Class A and Class B common stock as of the close of business on April 6, 2017 (the “Record Date”). Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our amended and restated articles of incorporation). Holders of our Class C capital stock are not entitled to vote their shares of Class C capital stock at the Annual Meeting.

The Annual Meeting will be held at the offices of Perkins Coie LLP, 1201 Third Avenue, 49th Floor, in Seattle, Washington, on June 14, 2017 at 8: 00 a.m. (Pacific Time).

What information is included in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of Zillow Group directors and certain executive officers for fiscal year 2016, and other information.

Who is entitled to vote?

Holders of our Class A common stock and Class B common stock as of the close of business on the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 54,709,525 shares of Class A common stock and 6,217,447 shares of Class B common stock outstanding and entitled to vote. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our amended and restated articles of incorporation). Holders of our Class C capital stock are not entitled to notice of, or to vote at, the Annual Meeting with respect to their shares of Class C capital stock. If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

How many votes do I have?

On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock and the holders of our Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors. Our Class C capital stock is non-voting (except in limited circumstances as required by Washington law or our amended and restated articles of incorporation). If you hold shares of our Class C capital stock in addition to shares of our Class A or Class B common stock, your voting power with respect to the proposals to be presented at the Annual Meeting is limited to your Class A and Class B common stock ownership.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker, trust, bank or other nominee rather than directly in their own names.

If on April 6, 2017, your shares of Class A or Class B common stock were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet, by telephone or by filling out and returning a proxy card to ensure your vote is counted.

If on April 6, 2017, your shares of Class A or Class B common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares of Class A and Class B common stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not attend the Annual Meeting or vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I voting on?

We are asking you to vote on the following matters in connection with the Annual Meeting:

1.	The election of one director nominated by our board of directors to serve until the 2019 Annual Meeting of Shareholders and two directors nominated by our board of directors to serve until the 2020 Annual Meeting of Shareholders; and

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

We will also consider any other business that may properly come before the Annual Meeting.

How do I vote?

Vote by Internet. Shareholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial shareholders may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

Vote by Telephone. Shareholders of record may submit proxies using any touch-tone telephone from within the United States and Canada by calling toll free 1-800-652-VOTE (8683) and following the instructions provided by the recorded message or, if printed copies of the proxy materials were requested, by following the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

Vote by Mail. Shareholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany printed proxy materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms.

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are ‘broker non-votes’ and how do abstentions and ‘broker non-votes’ affect the proposals?” for information regarding whether your broker, bank or other holder of record may vote your uninstructed shares on a particular proposal.

Vote in Person at the Annual Meeting. All shareholders of Class A or Class B common stock as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, Internet, or mail so that your vote will be counted if you decide not to attend.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Class A and Class B common stock you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.

Can I change my vote or revoke my proxy?

Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (b) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting, or (c) attending the Annual Meeting and properly giving notice of revocation to the inspector of election or voting in person. Shareholders of record may send any written notice or request for a new proxy card via regular mail to Zillow Group, Inc., c/o Computershare P.O. Box 30170, College Station, TX 77842-3170, online at https://www-us.computershare.com/investor/contact, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Shareholders of record may also request a new proxy card by calling (866) 411-1103 or, if outside the United States, (201) 680-6578.

If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

What constitutes a quorum at the Annual Meeting?

Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of Zillow Group’s Class A and Class B common stock constitutes a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect directors and approve the other proposal described in this Proxy Statement?

With respect to Proposal No. 1, the election of directors, the three directors receiving the largest number of votes will be elected. With respect to Proposal No. 2, the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal in order for the proposal to be approved.

What are “broker non-votes” and how do abstentions and “broker non-votes” affect the proposals?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote the shares on a proposal because the nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. If your shares are held by a broker on your behalf and you do not instruct the broker as to how to vote these shares on Proposal No. 1, the broker may not exercise discretion to vote on this proposal. With respect to Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2017, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction.

Abstentions and broker non-votes are not counted as votes in favor of or against any proposal.

Who will pay for the cost of this proxy solicitation?

Zillow Group will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees, without additional compensation, may solicit proxies from shareholders by telephone, by letter, by facsimile, in person or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request brokers, trusts, banks or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Zillow Group Class A or Class B common stock and to request authority for the exercise of proxies. In such cases, Zillow Group, upon the request of the brokers, trusts, banks and other shareholder nominees, may reimburse such holders for their reasonable expenses.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A and Class B common stock. All such shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the circulation of proxy materials.

When will Zillow Group announce the results of the voting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

What are the requirements for admission to the Annual Meeting?

Only holders of our Class A and/or Class B common stock and persons holding proxies from such shareholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee that holds your shares, you must bring a proxy from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Attendance at the Annual Meeting without voting or revoking a previously submitted proxy in accordance with the voting procedures will not in and of itself revoke a proxy.

SUMMARY

The following summary highlights select information from this Proxy Statement and may not contain all of the information that is important to you. Accordingly, you are encouraged to carefully read this entire Proxy Statement and the documents referred to or incorporated by reference before voting.

Company Information:	Zillow Group, Inc., a Washington corporation

Exchange Information:	Zillow Group, Inc. Class C capital stock is traded on The Nasdaq Global Select Market under the symbol “Z”. Zillow Group, Inc. Class A common stock is traded on The Nasdaq Global Select Market under the symbol “ZG”.

Directors Nominated for Election:	1. Jay C. Hoag (Class III) 2. Gregory B. Maffei (Class III) 3. April Underwood (Class II)

Named Executive Officers for Fiscal 2016:

1.      Spencer M. Rascoff, Chief Executive Officer

2.      Richard N. Barton, Executive Chairman

3.      Lloyd D. Frink, Vice Chairman and President

4.      Kathleen Philips, Chief Financial Officer, Chief Legal Officer, Secretary, and Treasurer

5.      Errol G. Samuelson, Chief Industry Development Officer

Independent Registered Public Accounting Firm for 2017:	Deloitte & Touche LLP

ANNUAL SHAREHOLDERS MEETING

Date Time Place	June 14, 2017 8:00 a.m. Pacific Time Offices of Perkins Coie LLP 1201 Third Avenue, 49th Floor, Seattle, Washington

Record Date

April 6, 2017

Mailing Date

This Proxy Statement was first mailed to shareholders on or about April 26, 2017.

Voting

Shareholders of our Class A common stock and Class B common stock as of the close of business on the Record Date are entitled to vote.

Meeting Agenda

➢       Elect one Class II director and two Class III directors.

➢       Ratify appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2017.

➢       Transact other business that may properly come before the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

As of April 6, 2017, the board of directors was composed of nine members, divided into three classes and with standing board committee composition as follows:

Name	Term Expiring at the Annual Meeting of Shareholders to be Held in	Audit Committee	Compensation Committee	Nominating and Governance Committee
Class III
Jay C. Hoag	2017
Gregory B. Maffei	2017
Peter Flint	2017
Class I
Erik Blachford	2018
Spencer M. Rascoff	2018
Gordon Stephenson	2018
Class II
Richard N. Barton	2019
Lloyd D. Frink	2019
April Underwood	2017

  : Committee Chairperson               : Committee Member

Upon the recommendation of the Nominating and Governance Committee, the Zillow Group board of directors appointed Ms. Underwood to fill a vacancy and serve as a Class II director on February 11, 2017. In accordance with the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, and Washington law, when a director is appointed to fill a vacancy on the board of directors, their initial term expires at the next annual meeting of shareholders, regardless of the class to which the director is elected. As a result, Ms. Underwood is being presented for shareholder consideration at the 2017 Annual Meeting.

If elected at the Annual Meeting, Ms. Underwood will serve on the board until the Annual Meeting of Shareholders in 2019, and Mr. Hoag and Mr. Maffei will serve on the board until the Annual Meeting of Shareholders in 2020, or until their respective successors are duly elected and qualified, whichever is later, or until their earlier death, resignation or retirement. Proxies will be voted in favor of Ms. Underwood, Mr. Hoag and Mr. Maffei, unless the shareholder indicates otherwise on the proxy. Ms. Underwood, Mr. Hoag and Mr. Maffei each currently serve as a director, have consented to being named as nominees in this Proxy Statement, and have agreed to serve if elected. The board of directors expects that each of the nominees will be able to serve, but if they become unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the board of directors unless the board chooses to reduce the number of directors serving on the board.

In accordance with the Merger Agreement, the Zillow Group board of directors includes those individuals who were directors of Zillow immediately prior to the Trulia transaction (excluding J. William Gurley, who resigned from the board of directors as of December 31, 2015) and Mr. Flint, co-founder of Trulia, who served on the Trulia board of directors prior to joining the Zillow Group board. Prior to the completion of the Trulia transaction on February 17, 2015, the Zillow Group directors were elected into the classes set forth above by the then-sole shareholder of Zillow Group, Zillow, by unanimous written consent in lieu of a meeting effective February 11, 2015. In accordance with the Merger Agreement, Mr. Flint’s term on the Zillow Group board expires at the Annual Meeting. Mr. Flint has notified the board that he does not plan to stand for reelection at the Annual Meeting. The board of directors expects to decrease the size of the board from nine members to eight immediately after the Annual Meeting.

The following section presents biographical information for members of the Zillow Group board of directors. Unless otherwise noted, executive officer positions and directorships of the Company were held continuously with Zillow before the Trulia transaction in February 2015 and with Zillow Group after the Trulia transaction.

Nominee for Election to a Two Year Term Expiring at the 2019 Annual Meeting of Shareholders

April Underwood

April Underwood (age 36) has served as a member of the board of directors since February 2017. Ms. Underwood has served as vice president of product at Slack Technologies, Inc., a cloud-based software company that builds professional collaboration tools, since she joined the company in June of 2015. Prior to joining Slack Technologies, Inc., she was director of product at Twitter, Inc., a social media and communications company, from April of 2010 to February of 2015. Prior to joining Twitter, Inc., Ms. Underwood held various product and engineering roles at Google, Travelocity, and Intel. Ms. Underwood holds a B.B.A. in Management Information Systems and Business Honors from The University of Texas at Austin, and an M.B.A. from The University of California at Berkeley (Haas).

Ms. Underwood is qualified to serve on Zillow Group’s board of directors because of her broad experience in technology product development, engineering, innovation, and consumer engagement, as well as her deep understanding of the mobile and Internet industries. In various positions at leading technology and Internet companies, she has successfully driven growth initiatives, including product marketing and developer relations. In addition, as a founding member of #Angels, a woman owned and operated angel-investing group focused on helping grow technology start-ups, Ms. Underwood gained entrepreneurial experience through advising emerging technology companies on strategy development and execution.

Nominees for Election to a Three Year Term Expiring at the 2020 Annual Meeting of Shareholders

Jay C. Hoag

Jay C. Hoag (age 58) has served as a member of the board of directors since October 2005. Mr. Hoag co-founded Technology Crossover Ventures, a private equity and venture capital firm, in 1995 and continues to serve as a Founding General Partner. Mr. Hoag has served on the boards of directors and compensation committees of Electronic Arts Inc., an interactive entertainment software company, since September 2011, and Netflix, Inc., an Internet-based television network, since 1999. Mr. Hoag served on the board of directors of TechTarget, Inc., a marketing services provider, from 2004 to 2016. Mr. Hoag also serves on the boards of directors of several private companies. Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan.

As a venture capital investor, Mr. Hoag brings strategic insights and extensive financial experience to our board of directors. He has evaluated, invested in and served as a board and committee member of numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience helping companies shape and implement strategy provide our board of directors with unique perspectives on matters such as risk management, corporate governance, talent selection and leadership development.

Gregory B. Maffei

Gregory B. Maffei (age 56) has served as a member of the board of directors since May 2005. Mr. Maffei has served as President and Chief Executive Officer of Liberty Media Corporation (and its predecessor) and Liberty Interactive Corporation, holding companies of businesses in the digital commerce, media, communications and entertainment industries, since May 2007 and February 2006, respectively. He also served as Chief Executive Officer-Elect of Liberty Interactive from November 2005 through February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, a business software and hardware systems company, during

2005 and as President and Chief Executive Officer of 360networks Corporation, a wholesale provider of Internet connectivity services, from 2000 until 2005 and Chairman from 2002 to 2011. Previously, Mr. Maffei was the Chief Financial Officer of Microsoft Corporation, a software company, from 1997 to 2000. Mr. Maffei has served as the Chairman of the Board and a director of Starz, an integrated global media and entertainment company, since January 2013, as Chairman of the Board of Live Nation Entertainment, Inc., a live entertainment and ecommerce company, since March 2013 and as a director since February 2011, as Chairman of the Board of Sirius XM Radio Inc., a satellite radio company, since April 2013 and as a director since 2009, and as Chairman of the Board and director of TripAdvisor, Inc., a publicly traded travel services company, since February 2013. Mr. Maffei previously served on the board of directors of DIRECTV (and its predecessor), a provider of digital television entertainment services, from June 2008 to June 2010, as a director of Expedia, Inc., an online travel company, from 1999 to 2003 and Chairman from 1999 to 2002, as a director of Starbucks Corporation, a retailer of specialty coffee, from 1999 to 2006, as a director of Barnes & Noble, Inc., a retailer of books and digital media, from September 2011 to April 2014, and as a director of Electronic Arts, Inc. from June 2003 to July 2013. Mr. Maffei holds an A.B. from Dartmouth College and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

Mr. Maffei is qualified to serve on our board of directors because he brings significant financial and operations experience due to his current and former leadership roles at public companies in the media, communications, and technology industries. He brings valuable perspective to strategic and operational matters based on extensive knowledge of governance practices and trends, particularly with respect to compliance and risk management. Mr. Maffei also possesses significant expertise related to financial reporting and accounting as a result of his leadership roles with large public companies.

The Board of Directors Recommends a Vote “FOR”

Each of the Board’s Nominees.

Directors Continuing in Office Until the 2018 Annual Meeting of Shareholders

Erik Blachford

Erik Blachford (age 50) has served on the board of directors since May 2005. Mr. Blachford has served as a venture partner at Technology Crossover Ventures since March 2011. He served as the Executive Chairman at Couchsurfing International, Inc., a hospitality exchange and social networking company, from August 2014 until August 2015, and Executive Chairman of TerraPass, Inc., a carbon offset company, from September 2009 to June 2014. Mr. Blachford served as Chairman and Chief Executive Officer of Butterfield & Robinson Travel, a luxury tour operator, from September 2009 until January 2011 and as Chief Executive Officer of TerraPass, Inc. from January 2005 to April 2007. From January 2005 to April 2007, Mr. Blachford was an active independent investor in a variety of early stage private companies. From March 2003 to December 2004, Mr. Blachford served as Chief Executive Officer of Expedia, Inc. and Chief Executive Officer of IAC Travel, the travel division of IAC/InterActiveCorp, a holding company of Internet businesses. From January 2003 to December 2004, Mr. Blachford served as President of Expedia North America and Expedia Senior Vice President of Marketing & Programming. Mr. Blachford previously served on the boards of directors of Expedia, Inc. from April 2003 to September 2003, and Points International Ltd., a reward-program management portal, from June 2003 to December 2004. Mr. Blachford currently serves as a member of the boards of directors of several privately held companies. Mr. Blachford also serves on the U.S. National Council of the World Wildlife Fund. Mr. Blachford holds a B.A. in English and a certificate in theater from Princeton University, and an M.B.A. from Columbia University’s Graduate School of Business.

Mr. Blachford is qualified to serve on our board of directors because he brings valuable strategic and financial expertise as a venture capitalist and entrepreneur. He also possesses significant operational and corporate governance experience as a former chief executive officer and director of a public company in the mobile and Internet industries. In addition, Mr. Blachford brings extensive experience with respect to development and management of innovative technology companies, especially consumer-facing mobile and Web-based media companies.

Spencer M. Rascoff

Spencer M. Rascoff (age 41) has served as our Chief Executive Officer since September 2010 and as a member of the board of directors since July 2011. Mr. Rascoff joined Zillow as one of its founding employees in 2005 as Vice President of Marketing and Chief Financial Officer and served as Chief Operating Officer from December 2008 until he was promoted to Chief Executive Officer. From 2003 to 2005, Mr. Rascoff served as Vice President of Lodging for Expedia, Inc. In 1999, Mr. Rascoff co-founded Hotwire, Inc., an online travel company, and managed several of Hotwire’s product lines before Hotwire was acquired in 2003 by IAC/InterActiveCorp, Expedia, Inc.’s parent company at the time. Mr. Rascoff served in the mergers and acquisitions group at Goldman, Sachs & Co., an investment banking and securities firm. Mr. Rascoff has served on the board of directors of TripAdvisor, Inc. since September of 2014. Mr. Rascoff also serves on the advisory board at Seattle Children’s Research Institute. Mr. Rascoff served on the board of directors of Julep Beauty Incorporated, a privately held beauty products company, from February 2013 until December 2016, and zulily, inc., an e-commerce company, from June 2013 until the company’s acquisition by Liberty Interactive Corporation in October 2015. Mr. Rascoff graduated cum laude with a B.A. in Government from Harvard University.

Mr. Rascoff is qualified to serve on our board of directors because of the important perspective and experience he brings as our Chief Executive Officer. He possesses extensive knowledge of the residential real estate media and consumer-facing technology industries. Mr. Rascoff adds valuable strategic and operational insights to the board as a result of his background as both an innovator and entrepreneur as well as a senior leader and director of other large technology companies.

Gordon Stephenson

Gordon Stephenson (age 51) has served as a member of the board of directors since May 2005. Mr. Stephenson is the co-founder and has been the Managing Broker of Real Property Associates (“RPA”), an independent real estate brokerage in the Pacific Northwest, since its inception in 1991. Prior to founding RPA, Mr. Stephenson was an associate broker with Prudential MacPhersons and Windermere Real Estate, both of which are real estate sales and brokerage companies based in Seattle, Washington. Mr. Stephenson serves on the boards of directors of Anchor Bancorp, a bank holding company, and its wholly owned subsidiary, Anchor Bank, a community-based savings bank. Mr. Stephenson holds an A.B. in Economics from Stanford University.

Mr. Stephenson is qualified to serve on our board of directors because he brings extensive experience in the residential real estate industry as a founder and manager of a real estate brokerage firm. As a result of his experience in these roles, he possesses valuable financial and management skills. Mr. Stephenson also has in-depth knowledge of the company’s products and operations based on his tenure on the board and his work in residential real estate.

Directors Continuing in Office Until the 2019 Annual Meeting of Shareholders

Richard N. Barton

Richard N. Barton (age 49) is our co-founder and has served as Executive Chairman since September 2010. Mr. Barton has been a member of our board of directors since inception in December 2004 and served as Chief Executive Officer from inception until September 2010. Mr. Barton has served as a venture partner at Benchmark Capital, a venture capital firm, since February 2005. Prior to co-founding our company, Mr. Barton founded Expedia as a group within Microsoft Corporation in 1994, which Microsoft spun out as Expedia, Inc. in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and has served as Non-Executive Chairman of Glassdoor.com, a salaries and reviews website for companies, since January 2008 and Trover, a mobile discovery network, since March 2010, and serves on the boards of directors of several other privately held companies. Mr. Barton has served on the board of directors of Netflix, Inc. since 2002, and Liberty Interactive Corporation since 2016. Mr. Barton holds a B.S. in General Engineering: Industrial Economics from Stanford University.

Mr. Barton is qualified to serve on our board of directors because of the broad range of relevant leadership and technical skills he possesses as a founder and former chief executive officer of companies in the mobile and Internet industries. Mr. Barton also has unique experience launching and promoting continued innovation at transformative technology companies and marketing mobile and Web-based products to consumers. He has extensive knowledge of our business as our co-founder and one of our largest shareholders. As a director of other public companies, Mr. Barton also brings managerial, operational and corporate governance experience to our board of directors.

Lloyd D. Frink

Lloyd D. Frink (age 52) is our co-founder and has served as Vice Chairman since March 2011, as a member of the board of directors since inception in December 2004, and as President since February 2005. Mr. Frink previously served as Zillow’s Vice President from December 2004 to February 2005, as its Treasurer from December 2009 to March 2011 and as its Chief Strategy Officer from September 2010 to March 2011. From 1999 to 2004, Mr. Frink was at Expedia, Inc., where he held many leadership positions, including Senior Vice President, Supplier Relations, in which position he managed the air, hotel, car, destination services, content, merchandising and partner marketing groups from 2003 to 2004. From 1988 to 1999, Mr. Frink was at Microsoft Corporation, where he worked in many leadership roles, including as part of the original Expedia team and as a Group Program Manager from 1991 to 1995 and 1997 to 1999. Mr. Frink serves on the board of directors of GrubHub, Inc., an online and mobile food-ordering company. Mr. Frink holds an A.B. in Economics from Stanford University.

Mr. Frink is qualified to serve on our board of directors because of his valuable strategic and technical leadership as a founder and senior policymaker of companies in the mobile and Internet industries. He has extensive experience developing and implementing business strategy based on in-depth knowledge of relevant industry sectors, including consumer-facing mobile and Web-based companies. He has valuable knowledge of our business as our co-founder and one of our largest shareholders. As a director and senior leader of large public companies, Mr. Frink also brings corporate governance and operational expertise to our board.

CORPORATE GOVERNANCE

Board of Directors

Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2016 and including telephonic meetings, Zillow Group’s board of directors met five times, the audit committee held five meetings, Zillow Group’s compensation committee held one meeting and Zillow Group’s nominating and governance committee held two meetings. During 2016, each incumbent member of Zillow Group’s board of directors attended 85% or more of the aggregate number of meetings of the board and committees on which he served that were held during his term of service. We encourage all of our directors and nominees for director to attend our annual meeting of shareholders. Three of Zillow Group’s directors attended the 2016 Annual Meeting of Shareholders.

Our board of directors has undertaken a review of the independence of each of the persons who served as a director of Zillow Group during 2016, as well as Ms. Underwood. Based on information provided by each director concerning his or her background, employment and affiliations and upon the review and recommendation of our nominating and governance committee, our board of directors has determined that Ms. Underwood and Messrs. Blachford, Hoag, Maffei, Stephenson, and Waldorf (through June 15, 2016), do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. The independent directors periodically meet in executive session.

In making the independence determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and its subsidiaries and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In evaluating the independence of our directors, the board of directors also considered the following transactions, relationships and arrangements that are not required to be disclosed in this Proxy Statement as transactions with related persons.

With respect to the independence of Mr. Hoag, the board of directors considered that Messrs. Barton and Rascoff, each in their individual capacity, and Mr. Maffei, through an entity that he owns and controls, have invested in various private equity and venture capital funds of Technology Crossover Ventures, or TCV Funds. Mr. Hoag is a direct or indirect director, limited partner, or member of the general partners of the TCV Funds. Each of Mr. Barton’s and Mr. Rascoff’s capital commitments in these funds represent a de minimis share of the total committed capital of the funds. The board also considered Mr. Hoag’s service on the board of directors of Netflix, Inc. with Mr. Barton and on the board of directors of Avvo, Inc. with Mr. Barton and Ms. Amy Bohutinsky, Zillow Group’s Chief Operating Officer. With respect to the independence of Mr. Blachford, the board considered that (a) Messrs. Blachford and Barton are 50% co-owners of a condominium, (b) Mr. Blachford serves on the boards of directors of two privately held companies in which Mr. Barton is an investor and, for one of the companies, also serves as a board member, (c) Mr. Blachford serves as a venture partner of Technology Crossover Ventures, and (d) Mr. Blachford’s family member is employed by a privately held company for which Messrs. Barton and Gurley serve as board members. With respect to the independence of Mr. Stephenson, the board of directors considered that Mr. Stephenson participates in Zillow Group’s Premier Agent program, and that Mr. Stephenson is the Managing Broker of Real Property Associates, which provides certain brokerage and rental management services to Mr. Rascoff. With respect to the independence of Ms. Underwood, the board considered that Zillow Group is a customer of and made payments to Ms. Underwood’s employer, Slack Technologies, Inc., which payments were less than 5% of the recipient’s consolidated gross revenue for 2016.

As a result of the expiration of Mr. Waldorf’s term on June 15, 2016, a majority of the board of directors was no longer comprised of directors who met the independence standards of the Nasdaq Stock Market Listing Rules. The board of directors reestablished a majority of independent directors upon the appointment of Ms. Underwood on February 11, 2017, before the expiration of any applicable cure period permitted under the Nasdaq Stock Market Listing Rules.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, a copy of which is posted on our website at http://investors.zillowgroup.com/corporate-governance.cfm, our board of directors does not have a policy as to whether the offices of chair of the board and Chief Executive Officer should be separate. Our board of directors believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for our company. The board of directors believes that its current leadership structure, with Mr. Barton serving as Executive Chairman and Mr. Rascoff serving as Chief Executive Officer, is appropriate because it enables the board as a whole to engage in oversight of management, promote communication between management and the board and oversee governance matters while allowing our Chief Executive Officer to focus on his primary responsibility for the operational leadership and strategic direction of the Company. In addition, the board of directors benefits from the perspective and insights of Messrs. Barton and Rascoff as a result of their extensive experience in the mobile and Internet industries. The board of directors does not believe that its role in risk oversight has affected the board’s leadership structure.

Risk Oversight

The board of directors considers the assessment of company risks and development of strategies for risk mitigation to be a responsibility of the entire board (as reported by the appropriate committee in the case of risks that are under the purview of a particular committee). The board engages in risk oversight on a broad range of matters, including challenges associated with strategic acquisitions, data security and other threats relevant to our information technology environment. The compensation committee provides oversight of our compensation philosophy and the objectives of our compensation programs, including the evaluation of whether our incentive compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the company. The nominating and governance committee oversees risks associated with corporate governance and the composition of our board of directors, including the independence of board members. The audit committee provides oversight concerning our major financial risk exposures and the steps management has taken to monitor and control such exposures. Each committee generally reports on its discussions to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate their risk oversight roles.

Board Committees

The board of directors currently has the following standing committees: audit, compensation, and nominating and governance. The board of directors may, from time to time, form a new committee or disband a current committee depending on the circumstances and needs of the Company. Each standing committee complies with the independence and other requirements established by the SEC, Nasdaq, and applicable laws and regulations. Membership of the standing committees is determined annually by the board of directors with consideration given to the recommendation of the nominating and governance committee. Adjustments to committee assignments may be made at any time.

The board of directors has adopted a written charter for each standing committee. Shareholders may access a copy of each standing committee’s charter on the Investor Relations section of our website at http://investors.zillowgroup.com/corporate-governance.cfm. A summary of the duties and responsibilities of each standing committee is set forth below.

Audit Committee

The current members of our audit committee are Erik Blachford, Gordon Stephenson and Gregory B. Maffei, with Mr. Maffei serving as Chair. The primary responsibilities of the audit committee are to:

•	oversee the integrity of our corporate accounting and financial reporting process, internal accounting and financial controls and audits of the financial statements;

•

evaluate the independent auditor’s qualifications, independence and performance, engage and provide for the compensation of the independent auditor, and establish the policies and procedures for the retention of the independent auditor to perform any proposed permissible non-audit services;

•	review our annual audited financial statements;

•	review our critical accounting policies, disclosure controls and procedures and internal controls over financial reporting;

•

establish and oversee certain compliance procedures and ethics compliance, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	discuss with management and the independent auditor the results of the annual audit and the reviews of our quarterly unaudited financial statements; and

•	review all transactions with related persons that are disclosed under Item 404 of Regulation S-K.

Our board of directors has determined that each of our audit committee members meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that each of Messrs. Blachford and Maffei is an audit committee financial expert as defined under the applicable rules and regulations of the SEC. On August 3, 2016, the audit committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017, replacing Ernst & Young LLP, our prior independent registered public accounting firm. See “Proposal No. 2: Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm” for further discussion on the change of independent accountants.

Compensation Committee

The current members of our compensation committee are Erik Blachford, Jay C. Hoag and Gordon Stephenson, with Mr. Hoag serving as Chair. The primary responsibilities of our compensation committee are to:

•	review our overall compensation philosophy and policies relating to the compensation and benefits of our officers and employees;

•

review and approve goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluate the performance of these officers in light of those goals and objectives, and set compensation of these officers based on such evaluations;

•

oversee the administration and issuance of stock options, restricted stock units, and other awards under our equity incentive plans, including the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “2011 Plan”); and

•	oversee our compensation and benefit plans, policies and programs for our executive officers and non-employee directors.

As part of its process to determine the compensation level of each executive officer, the compensation committee evaluates, among other things, the Chief Executive Officer’s assessment of the other executive officers and recommendations regarding their compensation in light of the goals and objectives of our executive compensation program.

Pursuant to its charter, the compensation committee has sole authority to engage outside compensation consultants or other advisors to assist the committee in carrying out its duties. With respect to 2016 executive compensation, the compensation committee engaged Compensia, a compensation consulting firm, to recommend a peer group for the purpose of conducting a market analysis of the total compensation of certain executive officers and to make recommendations for the committee’s consideration with respect to the salary and equity compensation of certain executive officers. Compensia did not provide any other services to the compensation committee, management, or the Company and only received fees from the Company on behalf of our compensation committee. With respect to 2015 executive compensation, the compensation committee considered market information available through Equilar, Inc., a leading executive data solutions company, as a reference point and as one factor among many in making certain executive compensation decisions. During 2014 and 2015, at the request of the Zillow Group compensation committee, management retained Board Advisory, LLC, a compensation consulting firm, to advise the compensation committee on certain then-current Trulia compensation arrangements in connection with the Trulia transaction. Board Advisory, LLC did not provide any other services to the Zillow Group compensation committee, management, or Zillow Group and only received fees from Zillow Group for services provided to Zillow Group’s compensation committee.

The compensation committee may form and delegate authority to subcommittees and delegate authority to two or more designated members of the committee in accordance with its charter. The charter also permits the compensation committee to delegate to one or more senior executive officers the authority to make certain grants of equity-based compensation to non-executive officer employees, subject to restrictions set forth in the charter and under applicable laws. Upon the recommendation of the compensation committee, the board of directors has delegated to Mr. Rascoff, so long as he is acting as Chief Executive Officer of Zillow Group, Ms. Philips, so long as she is acting as Chief Financial Officer of Zillow Group, Mr. Barton, so long as he is acting as Executive Chairman of Zillow Group, and Mr. Frink, so long as he is acting as Vice Chairman or President of Zillow Group, the authority to grant equity awards to non-executive officer employees under the 2011 Plan, subject to certain restrictions. Pursuant to such authority, these individuals routinely act to grant equity awards to our non-executive officer employees.

Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of Nasdaq, the SEC, and the Internal Revenue Code of 1986, as amended (the “Code”). For additional discussion of the processes and procedures the compensation committee has used to determine executive officer and non-employee director compensation, please refer to the sections entitled, “Named Executive Officer Compensation – Compensation Discussion and Analysis – How We Set Executive Compensation” and “Director Compensation,” respectively.

Compensation Committee Interlocks and Insider Participation

None of the members of Zillow Group’s compensation committee in 2016 was, at any time during 2016 or at any other time, an officer or employee of Zillow Group, and, except as described in the section entitled “Certain Relationships and Related Person Transactions,” none had or has any relationships with Zillow Group that are required to be disclosed under Item 404 of Regulation S-K.

A compensation committee interlock can occur when an executive officer of one company: (1) serves on the compensation committee of another company, one of whose executive officers serves on the compensation committee or board of directors of the first company; or (2) serves as a director of another company, one of whose executive officers serves on the compensation committee of the first company. During 2016, none of Zillow Group’s executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of another company such that a compensation committee interlock arose.

Nominating and Governance Committee

The current members of our nominating and governance committee are Gordon Stephenson and Erik Blachford, with Mr. Stephenson serving as Chair. The primary responsibilities of the nominating and governance committee are to:

•	identify, approve, and recommend individuals qualified to become members of the board of directors in accordance with the director selection guidelines approved by the board of directors;

•	oversee evaluations of our board of directors and its committees; and

•	develop, periodically review, monitor and recommend to the board of directors’ corporate governance principles and policies applicable to the Company.

The nominating and governance committee and the board of directors believe it is essential to have directors representing diverse viewpoints to enhance the quality of the board’s discussions and decision-making process. Diversity, which we broadly construe to include age, professional experience, gender, race, and ethnicity, among other considerations, is one factor taken into account by the nominating and governance committee in determining the needs of the board of directors and evaluating director candidates to fill such needs. The director selection guidelines used by the nominating and governance committee to evaluate the board’s composition and director candidates are included in the committee’s charter, which is available on the Investor Relations section of our website at http://investors.zillowgroup.com/corporate-governance.cfm. Pursuant to the director selection guidelines, the nominating and governance committee considers the total mix of the board’s composition and director candidates’ qualifications, including factors like relevant industry knowledge, expertise in operations, and experience working with public companies. The nominating and governance committee does not have a formal policy with respect to diversity. The nominating and governance committee has the authority to retain a search firm or other advisor to identify director candidates and to otherwise assist with the fulfilment of its duties.

Our board of directors has determined that each member of the nominating and governance committee meets the requirements for independence under the applicable rules and regulations of Nasdaq and the SEC. Pursuant to its charter, the nominating and governance committee will also consider qualified director candidates recommended by our shareholders. The nominating and governance committee evaluates the qualifications of candidates properly submitted by shareholders in the same manner as it evaluates the qualifications of director candidates identified by the committee or the board of directors. Shareholders can recommend director candidates by following the instructions outlined below in the section entitled “Additional Information – Consideration of Shareholder-Recommended Director Nominees.” No nominations for director were submitted to the nominating and governance committee for consideration by any of our shareholders in connection with the Annual Meeting.

DIRECTOR COMPENSATION

2016 Director Compensation Table

Zillow Group’s director compensation program is governed by the Amended and Restated Stock Option Grant Program for Nonemployee Directors (the “Program”). During 2016, and for the 2015 to 2016 year of board service, Zillow Group compensated its eligible non-employee directors solely with stock options. The following table provides information regarding the compensation of our non-employee directors during 2016. The 2016 compensation of Messrs. Rascoff, Barton, and Frink, executive officers who are also members of the board of directors is discussed in the Compensation Discussion and Analysis and in the related tables. Messrs. Rascoff, Barton, and Frink did not receive compensation for their board service.

Name	Option Awards ($)(1)		Total ($)
Erik Blachford	150,000		150,000
Peter Flint	87,500	(2)	87,500	(2)
Jay C. Hoag	150,000		150,000
Gregory B. Maffei	150,000		150,000
Gordon Stephenson	150,000		150,000
Gregory Waldorf	150,000		150,000

(1)	Amounts reflect aggregate grant date fair value of the option awards granted, computed, as of the grant date, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). Assumptions used to calculate these amounts are described in Note 14, “Share-Based Awards,” to Zillow Group’s financial statements included in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2016. On March 1, 2016, each of the eligible non-employee directors of Zillow Group (other than Mr. Flint, as described below) received an annual stock option grant to purchase 16,835 shares of Zillow Group’s Class C capital stock with a Black-Scholes-Merton grant date fair value of $150,000. As of December 31, 2016, Zillow Group’s non-employee directors held stock options granted for director service to purchase the following number of shares of Zillow Group’s Class A common stock and Class C capital stock: Mr. Blachford, 22,886 shares of Class A common stock and 62,607 shares of Class C capital stock; Mr. Flint 9,820 shares of Class C capital stock; Mr. Hoag, 3,145 shares of Class A common stock and 23, 125 shares of Class C capital stock; Mr. Maffei, 30,282 shares of Class A common stock and 77,399 shares of Class C capital stock; and Mr. Stephenson, 25,282 shares of Class A common stock and 67,399 shares of Class C capital stock. Mr. Waldorf’s term as director expired in June 2016 and he held no stock options as of December 31, 2016. In addition to the foregoing, Mr. Flint held the following equity awards as of December 31, 2016 that were assumed by Zillow Group in connection with the Trulia transaction: stock options to purchase 249,607 shares of Class A common stock and 499,214 shares of Class C capital stock.
(2)	On March 1, 2016, Mr. Flint received an annual stock option grant to purchase 9,820 shares of Zillow Group’s Class C capital stock with a Black-Scholes-Merton grant date fair value of $87,500. Mr. Flint became an eligible non-employee director as of August 1, 2015 pursuant to the terms of the Program. He received a prorated option award in recognition of his board service during the seven-month period from August 1, 2015 through March 1, 2016.

Time and Manner of Compensation

We have implemented a formal program under the 2011 Plan pursuant to which, on March 1 of each year, our non-employee directors are eligible to receive stock option grants as compensation for service on our board and committees of our board.

Pursuant to the Program in effect as of March 1, 2016, the automatic annual grants were fully vested on the date of grant. Eligible directors who were initially elected or appointed to the board of directors or who otherwise became eligible during the 12-month period prior to a grant date automatically received a prorated annual option grant on March 1 after their initial election or appointment to the board or eligibility date, based on the number of full calendar months that elapsed between the date of the director’s initial election or appointment to the board or eligibility date and the March 1 grant date. Stock options granted under the Program as of March 1, 2016 have ten-year terms, subject to earlier termination in the event of a director’s termination of service. The grants made in March 2016 were for that number of shares of Class C capital stock having a Black-Scholes-Merton value of $150,000 on the date of grant (with any fractional share rounded to the nearest whole share (0.5 rounded up)) and with a per share exercise price equal to the closing price of our Class C capital stock on the date of grant.

In February 2017, the board of directors, upon the recommendation of the compensation committee, adopted an Amended and Restated Stock Option Grant Program for Nonemployee Directors effective March 1, 2017 (the “Amended Program”). Pursuant to the Amended Program, nonemployee directors are eligible to receive on March 1 of each year, a stock option grant for that number of shares of the Company’s Class C capital stock having a Black-Scholes-Merton value of $200,000 on the date of grant (with any fractional share rounded to the nearest whole share (0.5 rounded up)). One-fourth of the shares subject to stock options granted under the Amended Program vest each quarter over one year, subject to continued service. Stock options granted under the Amended Program have ten-year terms and a per share exercise price equal to the closing price of the Company’s Class C capital stock on the date of grant.

We also reimburse our directors for expenses associated with attending meetings of our board of directors and board committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2016 with respect to securities authorized for issuance under equity compensation plans. No future equity awards will be granted under the equity compensation plans not approved by security holders described in the table and accompanying footnotes below.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)
Class A Common Stock	6,619,684	(3)	$22.11	—	(4)
Class B Common Stock	—		—	—
Class C Capital Stock	24,621,067	(5)	$25.19	2,887,262	(6)(7)
Equity compensation plans not approved by security holders
Class A Common Stock	727,412	(8)	$15.97	—
Class B Common Stock	—		—	—
Class C Capital Stock	1,455,425	(9)	$18.48	—
Total
Class A Common Stock	7,347,096		$21.50	—
Class B Common Stock	—		—	—
Class C Capital Stock	26,076,492		$24.81	2,887,262
Total All Classes	33,423,588		$24.08	2,887,262

(1)	The weighted-average exercise price is calculated based on outstanding stock options and outstanding stock appreciation rights. It excludes outstanding restricted stock units (“RSUs”) and restricted units, which have no exercise price.
(2)	Includes the Zillow, Inc. Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) and the 2011 Plan. The 2005 Plan was terminated in July 2011, and no new equity awards may be granted under that plan. No Class B common stock is issuable under either the 2005 Plan or the 2011 Plan.
(3)	Includes (i) stock options to purchase 399,766 shares of Class A common stock under the 2005 Plan and (ii) stock options, RSUs and restricted units for 6,219,918 shares of Class A common stock under the 2011 Plan.
(4)	We intend that future grants under the 2011 Plan will be for Class C capital stock only; however, we also have the discretion to grant Class A common stock pursuant to the 2011 Plan. In the event we make future grants under the 2011 Plan for Class A common stock, those grants would reduce the number of securities remaining available for future issuance as Class C capital stock.
(5)	Includes 11,767,174 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of outstanding RSUs and restricted units that were distributed as a dividend in connection with the Class C Stock Split effective August 14, 2015. Also includes 12,853,893 shares of Class C capital stock issuable upon exercise of outstanding stock options and vesting of RSUs that were granted under our 2011 Plan in 2015 and 2016 following the effective date of the Class C Stock Split.
(6)	Includes shares available for issuance under the 2011 Plan, which we intend to issue solely as shares of Class C capital stock. Does not include (i) 7,571,028 shares that became available for issuance under the 2011 Plan on January 1, 2017 pursuant to the “evergreen” provision, and (ii) shares subject to stock options granted in substitution of stock options previously granted by companies we acquired, which stock options do not reduce the number of shares available for issuance under the 2011 Plan.

(7)	The 2011 Plan contains an “evergreen” provision, pursuant to which the number of shares available for issuance can be increased on the first day of each of our fiscal years, equal to the least of (i) 3.5% of our outstanding Class A common stock, Class B common stock and Class C capital stock on a fully diluted basis as of the end of our immediately preceding fiscal year, (ii) 10,500,000 shares (as adjusted for the Class C Stock Split), and (iii) a lesser amount determined by our board of directors; provided, however, that any shares from increases in prior years that are not actually issued will continue to be available for issuance under the 2011 Plan.
(8)	Includes 514,984 shares of Class A common stock issuable upon exercise of outstanding options and stock appreciation rights and vesting of RSUs that we assumed in connection with our February 2015 acquisition of Trulia. These awards were assumed under the Trulia 2012 Equity Incentive Plan, as amended and restated (the “Trulia 2012 Plan”), the Trulia 2005 Stock Incentive Plan, as amended, and the Market Leader, Inc. Amended and Restated 2004 Equity Incentive Plan. Also includes 212,428 shares of Class A common issuable under equity awards granted to Trulia employees under the Trulia 2012 Plan following completion of the Trulia acquisition. No future awards will be granted under these plans. No Class B common stock is issuable under these plans.
(9)	Includes 1,030,569 shares of Class C capital stock issuable upon exercise of outstanding stock options and stock appreciation rights and vesting of RSUs assumed in the Trulia acquisition that were distributed as a dividend pursuant to the Class C Stock Split. Also includes 424,856 shares of Class C capital stock issuable pursuant to the Class C Stock Split with respect to outstanding stock options and RSUs that were granted to Trulia employees under the Trulia 2012 Plan following completion of the Trulia acquisition.

Trulia 2012 Equity Incentive Plan, as Amended and Restated

The Trulia 2012 Plan became effective in September 2012. The Trulia 2012 Plan provides for the grant of incentive and nonqualified stock options, restricted stock, RSUs, stock appreciation rights, performance units and performance shares to employees, directors and consultants. Under the 2012 Plan, stock options were granted at a price per share not less than 100% of the fair market value per share of the underlying stock at the grant date. The plan administrator determined the vesting period for each option award on the grant date, and options granted under the plan generally expire 10 years from the grant date or such shorter term as may be determined for the options. As described above, no new equity awards will be granted under the Trulia 2012 Plan or under any of the other equity plans under which outstanding equity awards were assumed in connection with the Trulia acquisition.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, which consists entirely of independent directors, has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. In August 2016, we announced that our audit committee had approved the engagement of Deloitte as our independent registered public accounting firm, replacing Ernst & Young LLP (“EY”), our prior independent registered public accounting firm.

Shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our Amended and Restated Bylaws (“Bylaws”) or otherwise. However, our board of directors is submitting the appointment of Deloitte to our shareholders for ratification as a matter of corporate practice. If our shareholders fail to ratify the appointment, the audit committee may reconsider the appointment of Deloitte. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of Deloitte are expected to be present at the Annual Meeting.

Change of Independent Public Accountants: As previously reported on the Company’s Current Report on Form 8-K, dated August 3, 2016, the audit committee conducted a comprehensive, competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. On August 3, 2016, the audit committee approved the engagement of Deloitte as our independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017, and approved the dismissal of EY, which became effective on February 7, 2017.

The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2015 and 2016, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2015 and 2016, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with EY’s report on the Company’s consolidated financial statements for such fiscal years, and there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

During the two most recent fiscal years ended December 31, 2015 and 2016, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

The Board of Directors Recommends a Vote “FOR” the Ratification of the

Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

AUDIT COMMITTEE REPORT

The audit committee assists our board of directors in oversight of (a) our accounting and financial reporting processes and the audits of our financial statements, (b) the independent auditor’s qualifications, independence and performance, (c) our internal audit function, if any, and the performance of our internal accounting and financial controls, and (d) our compliance with legal and regulatory requirements. Ernst & Young LLP (“EY”), the Company’s prior independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2016.

In connection with our review of Zillow Group’s audited financial statements for the fiscal year ended December 31, 2016, we relied on reports received from EY as well as the advice and information we received during discussions with Zillow Group’s management. In this context, we hereby report as follows:

(i)	The audit committee has reviewed and discussed the audited financial statements for fiscal year 2016 with Zillow Group’s management.

(ii)	The audit committee has discussed with EY, the Company’s prior independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standard No. 1301, Communications with Audit Committees.

(iii)	The audit committee has received the written disclosures and the letter from EY, the Company’s prior independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

(iv)	Based on the review and discussion referred to in paragraphs (i) through (iii) above, the audit committee recommended to Zillow Group’s board of directors that the audited financial statements be included in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Members of the audit committee:

Gregory B. Maffei (Chairman)

Erik Blachford

Gordon Stephenson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES REPORT

Fees Paid to Prior Independent Registered Public Accounting Firm

The following table provides information regarding the fees billed by the Company’s previous independent registered public accounting firm, Ernst & Young LLP (“EY”), for the fiscal years ended December 31, 2016 and 2015, inclusive of out-of-pocket expenses. All fees described below were approved by the audit committee.

	2016	2015
Audit Fees	$1,395,771	$1,505,194
Audit-Related Fees	$—	$61,353
Tax Fees	$—	$—
All Other Fees	$2,110	$1,995

Audit Fees

Audit fees of EY during the 2016 and 2015 fiscal years include the aggregate fees incurred for the audits of annual consolidated financial statements and the review of each of the quarterly consolidated financial statements included in Quarterly Reports on Form 10-Q for Zillow Group or its predecessor, Zillow. Audit fees in 2016 also include services rendered in connection with Zillow Group’s February 2016 acquisition of Naked Apartments, August 2016 acquisition of Bridge Interactive Group, December 2016 issuance of 2.00% Convertible Senior Notes due 2021 and certain registration statements on Form S-8. Audit fees in 2015 also include services rendered in connection with Zillow Group’s February 2015 acquisition of Trulia, August 2015 acquisition of DotLoop, September 2015 disposition of Market Leader and certain registration statements on Form S-8.

Audit-Related Fees

Audit-related fees of EY during 2015 include fees for certain agreed upon procedures related to SOC 1 certification for the Mortech lead management platform.

Tax Fees

For the fiscal years ended December 31, 2016 and 2015, there were no fees billed by EY for professional services rendered under “Tax Fees” in the chart above.

All Other Fees

Other fees include access to online accounting and tax research software applications and data.

Audit Committee Review and Pre-Approval of Independent Registered Public Accounting Firm’s Services

Our audit committee’s policy is to pre-approve all audit and non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm. This policy is set forth in the charter of the audit committee, which is available at http://investors.zillowgroup.com/corporate-governance.cfm. The audit committee considered whether the non-audit services rendered by EY were compatible with maintaining EY’s independence as the independent registered public accounting firm of our financial statements and concluded that they were.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 6, 2017:

Name	Age	Position
Spencer M. Rascoff	41	Chief Executive Officer and Director
Richard N. Barton	49	Executive Chairman and Director
Lloyd D. Frink	52	Vice Chairman, President and Director
David A. Beitel	47	Chief Technology Officer
Amy C. Bohutinsky	42	Chief Operating Officer
Stanley B. Humphries	49	Chief Analytics Officer
Paul Levine	46	President of Trulia
Kathleen Philips	50	Chief Financial Officer, Chief Legal Officer, Secretary and Treasurer
Errol G. Samuelson	51	Chief Industry Development Officer
Greg M. Schwartz	44	Chief Business Officer

Executive Officers

The following section presents biographical information for Zillow Group’s executive officers. Unless otherwise noted, executive officer positions were held continuously with Zillow before the Trulia transaction in February 2015 and with Zillow Group after the Trulia transaction. For biographical information for Messrs. Barton, Frink and Rascoff, please refer to the section entitled “Proposal 1: Election of Directors.”

David A. Beitel has served as Chief Technology Officer since February 2005. From 1999 to 2005, Mr. Beitel was at Expedia, Inc., where he held many leadership positions, including Chief Technology Officer from 2003 to 2005 and Vice President of Product Development from 1999 to 2003. From 1992 to 1999, Mr. Beitel held many leadership positions at Microsoft Corporation, including Development Lead in the handheld computing group and as a member of the original Expedia team. Mr. Beitel holds a B.S. and an M.E. in Computer Science, both from Cornell University.

Amy C. Bohutinsky has served as Zillow Group’s Chief Operating Officer since August 2015. Since joining the company in 2005, Ms. Bohutinsky has held many leadership positions, including Chief Marketing Officer from March 2011 to August 2015, Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications between August 2008 and September 2010, and Director of Communications between August 2005 and August 2008. From 2001 to 2005, Ms. Bohutinsky held many leadership positions at Hotwire, Inc., including Director of Corporate Communications. Ms. Bohutinsky previously worked for Blanc & Otus, a technology public relations firm, from 2000 to 2001 and was formerly a broadcast journalist with various local network affiliates. Ms. Bohutinsky serves on the board of directors of Avvo, Inc., a privately held online legal marketplace, and Hotel Tonight, Inc., a privately held mobile-based hotel booking service. Ms. Bohutinsky holds a B.A. in Journalism and Mass Communications from Washington & Lee University.

Stanley B. Humphries has served as Zillow Group’s Chief Analytics Officer since August 2015. Since joining the company in 2005, Dr. Humphries has held many leadership positions, including Vice President of Data and Analytics from December 2006 to April 2009 and Chief Economist from May 2009 to August 2015. Prior to joining Zillow, Dr. Humphries served as Group Manager of Customer Analytics at Expedia, Inc., from 2001 to 2005. Dr. Humphries earned his B.A. from Davidson College, a Master’s of Science in Foreign Service from Georgetown University, and a Ph.D. in Government from the University of Virginia.

Paul Levine has served as President of Trulia since February 2015. Mr. Levine served as Trulia’s Chief Operating Officer from February 2011 to February 2015. Prior to joining Trulia, Mr. Levine served as President of Digital at Current Media LLC, a broadcast media company, from February 2009 to February 2011. Prior to

Current Media, Mr. Levine was Vice President of Marketing at AdBrite, Inc., an online advertising network, from August 2007 to October 2008. Prior to AdBrite, Mr. Levine served as Vice President and General Manager of Local at Yahoo! Inc., from April 2003 to July 2007. Mr. Levine has also held management positions at E*TRADE Financial Services Corporation. Mr. Levine earned his B.A. from Amherst College and an M.B.A. from Stanford University.

Kathleen Philips has served as Zillow Group’s Chief Financial Officer and Treasurer since August 2015, Chief Legal Officer since September 2014, and Secretary since July 2010. During her tenure with the company, Ms. Philips has held many leadership positions, including Chief Operating Officer from August 2013 to August 2015 and General Counsel from July 2010 to September 2014. Prior to joining the company, Ms. Philips served as General Counsel at FanSnap, Inc., a search engine for live event tickets, from June 2008 to June 2010, as General Counsel at Pure Digital Technologies, Inc., the producer of Flip Video camcorders, from September 2007 to June 2008, and as General Counsel at StubHub, Inc., an online live event ticket marketplace, from May 2005 to April 2006. Ms. Philips served as General Counsel at Hotwire, Inc. from 2001 to 2004 and as its Corporate Counsel from 2000 to 2001. Ms. Philips was an attorney in private practice at Cooley Godward LLP from 1998 to 2000 and at Stoel Rives LLP from 1997 to 1998. Ms. Philips holds a B.A. in Political Science from the University of California, Berkeley, and a J.D. from the University of Chicago.

Errol G. Samuelson has served as Zillow Group’s Chief Industry Development Officer since March 2014. Prior to joining Zillow, Mr. Samuelson held various positions with Move, Inc., an online real estate company, and its owned and operated companies, including Chief Strategy Officer of Move, Inc. from April 2013 to March 2014, President of realtor.com®, the real estate listing website of Move, Inc., from February 2007 to March 2014, Chief Revenue Officer of Move, Inc. from May 2009 until April 2013, and President of Top Producer, a software-as-a-service company of Move, Inc., from October 2003 to February 2007. Mr. Samuelson holds a B.A. Sc. in Electronics Engineering from Simon Fraser University.

Greg M. Schwartz has served as Zillow Group’s Chief Business Officer since August 2015. Prior to that time, Mr. Schwartz served as Chief Revenue Officer from September 2010 to August 2015 and as Vice President of Sales from March 2007 to September 2010. Prior to joining Zillow, Mr. Schwartz was Vice President of Advertising Sales at CNNMoney.com, a financial media company, from July 2005 to March 2007. From August 2001 to July 2005, Mr. Schwartz served as National Accounts Director for the Automotive and Finance Properties of Yahoo!, Inc., an online search company. Mr. Schwartz held various positions at DoubleClick, Inc., an online advertising company, from 1998 to 2000, including Director of Business Development. Mr. Schwartz holds a B.A. in Government from Hamilton College.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following tables present information about the ownership of our securities as of April 6, 2017 for:

•	each person or entity who we know beneficially owns more than five percent of any class of our voting securities;

•	each of our named executive officers as set forth in the summary compensation table below;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise noted, the address of each beneficial owner listed in the tables below is Zillow Group, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes below, we believe, based on the information ascertainable to us from public filings or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they own, subject to applicable community property laws.

The security ownership information is provided as of April 6, 2017, and, in the case of percentage ownership information, is based on (i) 54,709,525 shares of Class A common stock outstanding, (ii) 6,217,447 shares of Class B common stock outstanding and (iii) 122,915,426 shares of Class C capital stock outstanding, in each case, as of April 6, 2017. Class A common stock and Class B common stock are voting securities. Class C capital stock is non-voting, unless otherwise required by applicable law or our amended and restated articles of incorporation.

Class A common stock trades on The Nasdaq Global Select Market under the symbol “ZG,” and Class C capital stock trades on the The Nasdaq Global Select Market under the symbol “Z.” Class B common stock is not listed.

Security Ownership of Certain Beneficial Owners

Due to its non-voting status, Class C capital stock is not included in the table below. Information with respect to officers and directors who hold more than five percent of any class of our voting securities is set forth below in “Security Ownership of Management.”

	Class A Common Stock		Class B Common Stock		% Total Voting Power
Name of Beneficial Owner	Shares	%	Shares	%
Caledonia (Private) Investments Pty Limited(1)	13,135,092	24.0	—	—	11.2
T. Rowe Price Associates, Inc.(2)	7,055,036	12.9	—	—	6.0
The Vanguard Group(3)	3,748,088	6.9	—	—	3.2
Wellington Management Group LLP(4)	3,158,924	5.8	—	—	2.7
Baron Capital Group, Inc.(5)	2,891,722	5.3	—	—	2.5

(1)	Based upon a Schedule 13G/A filed with the SEC on February 14, 2017 by Caledonia (Private) Investments Pty Limited. The address of Caledonia (Private) Investments Pty Limited is Level 10, 131 Macquarie Street, Sydney, NSW, 2000, Australia.
(2)	Based upon a Schedule 13G/A filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reports that it has sole voting power over 1,566,099 shares of Class A common stock and sole dispositive power over 7,055,036 shares of Class A common stock, and T. Rowe Price New Horizons Fund, Inc. has sole voting power over 3,963,246 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(3)	Based upon Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group. The Vanguard Group reports that it has sole voting power over 27,703 shares of Class A common stock, sole dispositive power over 3,720,385 shares of Class A common stock and shared dispositive power over 27,703 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(4)	Based upon a Schedule 13G/A filed with the SEC on February 9, 2017 by Wellington Management Group LLP. The Schedule 13G/A reports that Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power over 2,833,749 shares of Class A common stock and shared dispositive power over 3,158,924 shares of Class A common stock and that Wellington Management Company LLP has shared voting power over 2,777,576 shares of Class A common stock and shared dispositive power over 3,063,981 shares of Class A common stock. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(5)

Based upon a Schedule 13G filed with the SEC on February 14, 2017 by Baron Capital Group, Inc. The Schedule 13G reports that Baron Capital Group, Inc. and Ronald Baron each have shared voting power over 2,891,722 shares of Class A common stock and shared dispositive power over 2,891,722 shares of Class A common stock, that BAMCO, Inc. has shared voting power over 2,770,872 shares of Class A common stock and shared dispositive power over 2,770,872 shares of Class A common stock and that Baron Capital Management, Inc. has shared voting power over 120,850 shares of Class A common stock and shared dispositive power over 120,850 shares of Class A common stock. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

Security Ownership of Management

To compute the number of shares of Class A common stock and Class C capital stock beneficially owned by each officer and director and the percentage ownership of Class A common stock and Class C capital stock of that person, we deemed as outstanding shares of the same class of securities subject to options and other equity awards held by that person that are currently exercisable or become exercisable or vested within 60 days of April 6, 2017. To compute the number of shares of Class A common stock held by each of Richard Barton and Lloyd Frink, we also included the number of shares of Class B common stock held by each of them as of April 6, 2017. We did not treat these shares as outstanding, however, for the purpose of computing the percentage ownership of Class A common stock or Class C capital stock of any other person.

	Class A Common Stock			Class B Common Stock		Class C Capital Stock			% Total Voting Power(1)
Officers and Directors	Shares		%	Shares	%	Shares		%
Spencer M. Rascoff	707,403	(2)	1.3	—		1,550,768	(2)	1.2	*
Richard N. Barton	4,079,140	(2)(3)	7.0	3,763,725	60.5	8,240,851	(2)(4)	6.7	32.3
Lloyd D. Frink	3,180,015	(2)(5)	5.6	2,453,722	39.5	6,236,624	(2)(6)	5.1	21.0
Kathleen Philips	128,172	(2)	*	—	—	397,840	(2)	*	*
Errol G. Samuelson	22,247	(2)	*	—	—	51,332	(2)(a)	*	*
Erik Blachford	227,652	(2)(7)	*	—	—	485,209	(2)(7)	*	*
Peter Flint	818,186	(2)	1.5	—	—	1,657,662	(2)	1.3	*
Jay C. Hoag	416,531	(2)(8)	*	—	—	1,979,293	(2)(8)	1.6	*
Gregory B. Maffei	322,063	(2)	*	—	—	674,031	(2)	*	*
Gordon Stephenson	51,784	(2)(9)	*	—	—	133,473	(2)(9)	*	*
April Underwood	—		*	—	—	4,106	(2)	*	*
All executive officers and directors as a group (16 persons)	10,552,799	(2)	16.8	6,217,447	100.0	23,154,203	(2)	18.1	55.3

*	Represents beneficial ownership or total voting power of less than 1%.

(1)	Percentage of total voting power represents voting power with respect to all outstanding shares of Class A common stock and Class B common stock, as a single group. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to 10 votes per share of Class B common stock. Holders of Class A common stock and Class B common stock will vote together as a single group on all matters (including the election of directors) submitted to a vote of shareholders, unless otherwise required by law or our amended and restated articles of incorporation. Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis. Class C capital stock is non-voting and therefore is not included in this column.
(2)	Includes the following shares of Class A common stock and Class C capital stock subject to outstanding options that were exercisable as of April 6, 2017 or that become exercisable within 60 days thereafter or, as indicated below for Mr. Samuelson, shares issuable under restricted stock units that become vested within 60 days of April 6, 2017.

Officers and Directors	Class A Common Stock		Class C Capital Stock
Spencer M. Rascoff	707,403		1,538,768
Richard N. Barton	67,577		239,152
Lloyd D. Frink	67,577		239,152
Kathleen Philips	126,282		394,060
Errol G. Samuelson	—		2,753	(a)
Erik Blachford	22,886		75,677
Peter Flint	245,444		513,778
Jay C. Hoag	3,145		36,195
Gregory B. Maffei	30,282		90,469
Gordon Stephenson	25,282		80,469
April Underwood	—		4,106
All executive officers and directors as a group (16 persons)	1,889,155	(b)	4,901,204	(c)

(a)	Includes 2,753 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of April 6, 2017.
(b)	Includes 1,885,184 shares of Class A common stock subject to options exercisable on or within 60 days of April 6, 2017 and 3,971 shares of Class A common stock issuable under restricted stock units that become vested within 60 days of April 6, 2017.
(c)	Includes 4,887,196 shares of Class C capital stock subject to options exercisable on or within 60 days of April 6, 2017 and 14,008 shares of Class C capital stock issuable under restricted stock units that become vested within 60 days of April 6, 2017.
(3)	Includes 3,763,725 shares of Class B common stock, of which 339,880 are held by Barton Ventures II LLC (the “Barton LLC”), and 247,838 shares of Class A common stock, of which 220,004 are held by the Barton Descendants’ Trust dated December 30, 2004 (the “Barton Trust”) and 20,000 are held by The Barton Foundation. Mr. Barton has sole dispositive and voting power over the shares of Class B common stock held by the Barton LLC and shared dispositive and voting power over the shares of Class A common stock held by The Barton Foundation. Mr. Barton has investment power over the shares of Class A common stock held by the Barton Trust, but cannot receive proceeds from the sale of the shares. Mr. Barton does not have voting power over the shares of Class A common stock held by the Barton Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.
(4)	Includes 8,001,699 shares of Class C capital stock, of which 669,046 are held by the Barton LLC, 440,008 are held by the Barton Trust and 97,000 are held by the Barton Foundation. Mr. Barton has shared dispositive and voting power over the shares of Class C capital stock held by the Barton Foundation. Mr. Barton has investment power over the shares of Class C capital stock held by the Barton Trust, but cannot receive proceeds from the sale of the shares.

(5)	Includes 2,453,722 shares of Class B common stock and 658,134 shares of Class A common stock held by the Frink Descendants’ Trust dated December 30, 2004 (the “Frink Trust”). Mr. Frink has investment power over the shares of Class A common stock held by the Frink Trust but cannot receive proceeds from the sale of the shares. Mr. Frink does not have voting power over the shares of Class A common stock held by the Frink Trust and therefore those shares have been excluded from the calculation of percentage of total voting power.
(6)	Includes 1,190,664 shares of Class C capital stock held by the Frink Trust. Mr. Frink has investment power over the shares of Class C capital stock held by the Frink Trust but cannot receive proceeds from the sale of the shares.
(7)	Includes 201,624 shares of Class A common stock and 403,248 shares of Class C capital stock held by the Blachford — Mohit Family Trust.
(8)	Includes 29,049 shares of Class A common stock and 58,098 shares of Class C capital stock held by the Hoag Family Trust U/A dtd 8/2/94 (the “Hoag Family Trust”) of which Mr. Hoag is a trustee and 384,337 shares of Class A common stock and 1,885,000 shares of Class C capital stock held by Mariner Investor II, L.P. (“Mariner II”). Mr. Hoag is a Class A Director of Technology Crossover Management VIII, Ltd. (“Management VIII”). Management VIII is the sole general partner of Technology Crossover Management VIII, L.P., which in turn is the sole general partner of TCV VIII, L.P., which in turn is the sole member of Mariner Investor GP II, LLC, which in turn is the sole general partner of Mariner II. Mr. Hoag disclaims beneficial ownership of the shares held by the Hoag Family Trust and Mariner II except to the extent of his pecuniary interest therein.
(9)	Includes 25,502 shares of Class A common stock and 51,004 shares of Class C capital stock held by the Stephenson Family LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and beneficial holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, all of Zillow Group’s applicable directors, officers and beneficial holders of more than 10% of Zillow Group’s common stock complied with all of the Section 16(a) reporting requirements applicable to them with respect to transactions during fiscal year 2016, except that Errol G. Samuelson filed late a Form 4 to report a sale transaction that occurred in December 2016.

NAMED EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information about the compensation for each of our named executive officers in 2016, including an analysis of the overall objectives of our compensation program and each element of compensation provided.

For 2016, our named executive officers were:

•	Spencer M. Rascoff, Chief Executive Officer and Director

•	Kathleen Philips, Chief Financial Officer, Chief Legal Officer, Secretary and Treasurer

•	Richard N. Barton, Executive Chairman and Director

•	Lloyd D. Frink, Vice Chairman, President and Director

•	Errol G. Samuelson, Chief Industry Development Officer

Compensation Philosophy and Objectives

We believe our success largely depends on our ability to attract, retain and motivate talented employees to operate our company in a dynamic and changing market. We compete with many other companies to attract and retain a skilled management team. To meet this challenge, the objectives of our compensation program are to:

•	attract qualified, experienced executive officers who will enable us to achieve our business objectives;

•	retain and motivate our executive officers to achieve superior performance;

•	reward performance; and

•	align the interests of our executive officers with those of our shareholders by motivating our executive officers to increase shareholder value.

Company Performance Highlights

Significant performance milestones for 2015 and 2016 include the following:

•

in January 2015, we launched the Zillow Data Dashboard, a listing management and reporting platform that allows Multiple Listing Services, or MLSs, and brokers to provide listings directly to Zillow Group. Nearly 450 MLSs have signed agreements to send listings directly to Zillow and Trulia. The majority of our listings are refreshed in under 15 minutes;

•

in August 2015, we completed the acquisition of Dotloop, a company that simplifies multi-party real estate transactions by enabling real estate professionals and their clients to share, edit, sign and store documents digitally;

•

in October 2015, we launched our Premier Agent App. Downloaded by more than 150,000 agents, the Premier Agent App is designed to make agents more efficient and allows them to work anywhere, by giving them a fast, streamlined way to manage their incoming contacts, as well as the ability to manage their listings, reviews and profile;

•

in November 2015, we announced the completion of the integration of Zillow and Trulia several months ahead of schedule. As a result of the integration, advertisers can manage their advertising across both Zillow and Trulia mobile and Web through the Premier Agent platform;

•	in April 2016, we launched Owner Dashboard, a new feature which gives home sellers a detailed view of how home buyers are interacting with their listing on Zillow;

•

in June 2016, we launched an update to the Zestimate algorithm, improving accuracy across the country. The updated algorithm is expected to improve the national median error rate from 8% to 4.5% and improve accuracy in 96 of the 100 largest counties in the U.S.; and

•	in October 2016, we launched Premier Broker, a platform designed to streamline the lead acquisition and management process with new tools and services.

How We Set Executive Compensation

Pursuant to delegation from our board of directors, the compensation committee of our board is generally responsible for setting our overall executive compensation strategy and for making determinations relating to executive compensation. This includes establishing and annually reviewing the compensation of our executive officers and overseeing our equity plan to ensure that our total compensation program is reasonable and competitive.

In setting 2016 executive compensation, our compensation committee generally relied on its collective experience and knowledge, its past practices, our overall performance, input from our Chief Executive Officer, Mr. Rascoff, and other considerations it deemed relevant. Mr. Rascoff recommends base salary adjustments and the size of equity awards (other than for himself) to the compensation committee for its consideration and advises the compensation committee regarding our compensation program’s ability to attract, retain and motivate executive talent. Mr. Rascoff’s recommendations reflect compensation levels that he believes are commensurate with an executive officer’s individual qualifications, experience, level of responsibility, knowledge, skills and individual performance, as well as our resources and performance.

Additionally, for 2016 executive compensation, the compensation committee engaged Compensia, a compensation consulting firm, to recommend a peer group for the purpose of conducting a market analysis of the total compensation of certain executive officers and to provide recommendations for the compensation committee’s consideration with respect to the salary and equity compensation of certain executive officers. Compensia provided total direct compensation analysis reports for certain executive officers derived from publicly available information and survey data taken from a number of selected peer companies. The peer companies selected were identified among companies operating in the real estate and/or mobile and Internet industries. The data provided included, among other items, 75th, 60th, 50th and 25th percentile base salary, long-term incentive levels and target total direct compensation levels for certain executive officers of the peer group. The compensation committee used the information provided by Compensia as a reference point only in the determination of our executive officers’ base salary increases and equity award sizes for 2016. In using such data, the compensation committee did not target the foregoing elements of compensation to any specific percentiles identified in the peer company data but rather used the data for context and as one factor among many in determining 2016 base salary adjustments and equity awards.

The 2016 peer group for which Compensia provided data that was reviewed by the compensation committee in connection with determining our executive officers’ 2016 base salary increases and equity award sizes consisted of the following companies:

Angie’s List, Inc.	NetSuite Inc.

Bankrate, Inc.	Realogy Holdings Corp.

Blue Nile, Inc.	ServiceNow, Inc.

Cornerstone OnDemand, Inc.	Splunk Inc.

CoStar Group, Inc.	Tableau Software, Inc.

Expedia, Inc.	The Ultimate Software Group, Inc.

FireEye, Inc.	TripAdvisor, Inc.

Fortinet, Inc.	Tyler Technologies, Inc.

GrubHub Inc.	Yelp Inc.

IAC/InterActiveCorp	Zynga Inc.

j2 Global, Inc.

Based on the recommendation of Compensia, to help ensure appropriateness of the peer group, there were several companies removed from and many others added to the 2016 peer group in comparison to the 2015 peer group. Changes were made primarily due to our continued growth and the selection above being a more suitable group of peers from a brand recognition and industry size standpoint. In addition to revenue, market capitalization and profitability, the compensation committee also took into consideration geographic location and similarities in multi-brand offerings when choosing the peer group above. The following companies in the 2016 peer group remained the same from the 2015 peer group: Angie’s List, Inc., Bankrate, Inc., CoStar Group, Inc., Expedia, Inc., GrubHub Inc., IAC/InterActive Corp, Realogy Holdings Corp., Tableau Software, Inc., TripAdvisor, Inc., Yelp Inc. and Zynga Inc.

Consideration of the Say-on-Pay Vote

We last held a non-binding, advisory vote to approve the compensation of our named executive officers, commonly referred to as the “say-on-pay” vote, at our 2015 Annual Meeting of Shareholders, as required by Section 14A of the Securities Exchange Act of 1934. Our advisory resolution to approve the compensation of our named executive officers received substantial majority support from shareholders with approximately 99% “For” votes of votes cast. We take this result as support that our executive compensation program and practices are reasonable and well-aligned with shareholder expectations. Nevertheless, we review our overall approach to executive compensation periodically and we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve, as will our process for establishing executive compensation. In the future, for example, we may begin to more formally assess our overall executive compensation program against that of comparable companies, including through the broader use of market compensation data. We intend to hold an advisory vote on the compensation of our named executive officers every third year. The compensation committee considers shareholder feedback and the results of our say-on-pay votes alongside other factors it deems relevant, such as available market data, to inform discussions about the executive compensation program.

Elements of Executive Compensation

For 2016, our executive compensation program was comprised of base salaries and equity compensation in the form of stock options, restricted stock units and restricted units. In addition, a cash bonus was awarded to one of our named executive officers. Historically, including for 2016, compensation decisions for our executive officers have been highly individualized and based on a variety of factors. In particular, we have emphasized the use of equity to incentivize our executive officers to focus on our growth and create long-term shareholder value. To date, the compensation committee has not adopted any formal or informal policies for allocating compensation between long-term and short-term compensation or between cash and equity compensation.

Base Salaries. Base salaries provide our executive officers with a fixed amount of consistent compensation and, in conjunction with equity awards, are a significant motivating factor in attracting and retaining our executive officers. We have designed base salaries to be competitive while also seeking to manage our cash resources.

When an executive officer is first hired, base salary is generally initially established through individual negotiations between us and the executive officer, taking into account subjective judgments as to the executive officer’s qualifications, experience, job duties and responsibilities, prior salary and internal pay equity comparisons.

The compensation committee annually reviews the base salaries of our executive officers. Adjustments to salaries generally become effective in the following completion of our annual performance review process in the first quarter. This process generally includes a comprehensive self-performance review by employees as well as a manager and peer review. Adjustments to base salaries also may occur at other times in the year for promotions or performance.

In February 2016, the compensation committee approved adjusted annual base salaries for each of our named executive officers, with adjustments effective as of February 1, 2016. The salary adjustments were primarily based on a subjective evaluation of each executive officer’s performance, both historical and anticipated, review of comparative market data and the other factors described above. In approving 2016 salary adjustments, the compensation committee also considered the additional demands placed on each of the named executive officers as a result of the company’s continued growth during 2015 and 2016, including growth in the number of employees and portions of the business each officer was responsible for overseeing. Overall, salary increases reflected levels the compensation committee believed were commensurate with the responsibilities and performance of each named executive officer.

With respect to Mr. Rascoff’s and Ms. Philip’s salary adjustments, the compensation committee considered their long-standing service to us in leadership roles, their responsibilities over the prior year and the desire to incentivize and retain each of them. Messrs. Barton and Frink have historically received salaries that approximate those of other executive officers in light of their operational role for the Company as Executive Chairman and Vice Chairman, respectively. Each of them received the 4% adjustment to base salaries that the other named executive officers received as well as an additional 3% market adjustment increase to bring their salaries closer to the average of certain other executive officers of the Company. Mr. Barton’s salary reflects his employment with us at approximately 80% of full time.

The table below contains information about the 2016 base salaries of our named executive officers.

Name	February 2016 Base Salary ($)(1)	Total 2016 Base Salary Increase ($)(1)	% Increase over 2015 Base Salary(1)
Spencer M. Rascoff	$650,759	$25,029	4.0%
Kathleen Philips	468,000	18,000	4.0%
Richard N. Barton	373,000	24,100	6.9%
Lloyd D. Frink	468,000	30,500	7.0%
Errol G. Samuelson	364,000	14,000	4.0%

(1)	The 2016 base salary increases and percentage amounts were based on the following 2015 base salaries: Mr. Rascoff, $625,730; Ms. Philips, $450,000; Mr. Barton, $348,900; Mr. Frink, $437,500; and Mr. Samuelson, $350,000.

Incentive Cash Bonuses. To date, we have not established a formal cash incentive plan for our executive officers or otherwise awarded performance-based cash bonuses, except for a bonus arrangement limited to one executive officer who is not currently a named executive officer. Instead we have relied primarily on the long-term incentive value of stock-based compensation to incentivize our executive officers and ensure shareholder-management alignment through equity awards that derive their value based on the performance of our stock.

From time to time, the compensation committee may award discretionary bonuses to reward superior performance by an executive officer during the year. During 2016, the compensation committee awarded Ms. Philips a bonus in the amount of $40,000 in recognition of her superior performance, particularly in the area of leadership and guidance on certain litigation matters during the year.

Equity-Based Compensation. Since our inception, equity-based compensation, particularly in the form of stock options, has been an integral component of our compensation program for all our employees in order to retain and recognize their efforts on behalf of the Company. In 2015, the Company amended its 2011 Plan to allow for the use of Class C capital stock for equity awards under the 2011 Plan. Our shareholders approved this amended 2011 Plan at the 2015 Annual Meeting of Shareholders and following that shareholder meeting, all new equity awards have been granted for Class C capital stock rather than Class A common stock.

In March 2016, the Company established an equity choice program pursuant to which all employees, including our named executive officers, may choose whether to receive their equity awards in stock options, restricted stock units or a combination of the two.

Our board of directors and our compensation committee believe that stock options and restricted stock units have played and continue to play a significant role in our ability to attract, motivate and incentivize the executive talent necessary to accomplish our business objectives. We believe that stock options and restricted stock units also provide our employees with a significant long-term interest in our success by rewarding the creation of shareholder value, as the value of stock options and restricted stock units are both positively impacted by appreciation in the price of the Company’s stock following their grant.

We do not apply a formula to determine the size of individual stock option grants and other equity awards granted to our named executive officers. Instead, our compensation committee generally determines the size or value of individual grants using its collective business judgment and experience, taking into account, among other factors, the role and responsibility of the individual executive officer, the competitive market for the executive officer’s position, the size and value of existing equity awards and a subjective evaluation of individual performance and prior contributions to us. Based upon these factors, the compensation committee sets the size of each equity award at a level it considers appropriate to create a meaningful incentive. No specific weight is given to any one of the foregoing factors, although larger awards are typically granted to executive officers with duties and responsibilities that are more likely to have a larger impact on the creation of long-term shareholder value.

As discussed above, the compensation committee considered compensation data from certain peer companies as a reference point and as one factor among many in connection with the equity grants to our executive officers in 2016. In the future, the compensation committee may continue to consider competitive market data or utilize such data as a tool to determine equity award grant amounts for our executive officers.

Our executive officers generally receive an initial equity award in connection with their commencement of employment. Following each annual performance review, we typically grant additional equity awards to our employees, including our named executive officers, following completion of our annual performance review in the first quarter of the year. The compensation committee also may grant additional equity awards from time to time to retain executive officers and reward them for promotions or performance and to stay competitive with our peer group.

Stock options granted to our executive officers generally have a ten-year term and vest quarterly over a four-year period, in 16 substantially equal installments in accordance with the Company’s pre-determined quarterly vesting schedule, subject to the executive officer’s continued employment. We grant stock options with an exercise price equal to the current fair market value of either our Class A common stock or our Class C capital stock, depending on the class of stock that may be purchased under the stock options. The fair market value for such grants is equal to either the closing price of our Class A common stock or the closing price of our Class C capital stock, as applicable, on The Nasdaq Global Select Market on the date of grant. Restricted stock units also vest based on continued employment with us, generally quarterly over at least four years, thereby encouraging the retention of our executive officers.

In March 2016, each of the following named executive officers received stock option grants following our annual performance review process for the following number of shares of Class C capital stock, each such grant having a ten-year term and a vesting period of four years: Mr. Rascoff, 300,000 shares; Ms. Philips, 30,000 shares; Mr. Barton, 300,000 shares; and Mr. Frink, 300,000 shares. In March 2016, Mr. Samuelson received a grant of restricted stock units following our annual performance review process for 20,000 shares of Class C capital stock with a vesting period of four years. The type of equity award granted reflects the named executive officer’s election under our equity choice program. The foregoing grant sizes reflected the compensation committee’s assessment of grant sizes it felt appropriate to recognize the executive officers’ level of responsibilities and contributions during the past year and to retain and incentivize them for the future. Messrs. Barton and Frink have not historically received annual option grants each year, but, in recognition of their ongoing operational role with the Company in 2016 and their anticipated continued role in years after, the compensation committee felt it appropriate to grant them equity awards in 2016. Additional information about the grants to the named executive officers is contained below in the 2016 Grants of Plan-Based Awards Table.

Under the terms of his employment agreement, Mr. Samuelson is also eligible to receive an annual grant of 345,000 restricted units, subject to his continued employment on each grant date. Each restricted unit has an initial value of $1 and, effective for 2016 grants and thereafter, represents the future right to receive shares of Class C capital stock on the applicable vesting date (prior to March 25, 2016, such grants were payable in Class A common stock), subject to Mr. Samuelson’s continued employment on that date. The number of shares issuable is determined by dividing 345,000 by the closing price of our Class C capital stock on the trading day immediately preceding the applicable vesting date. The vesting date for each annual grant is the next anniversary of Mr. Samuelson’s commencement of employment with us. The compensation committee felt that the type and size of the foregoing grants were appropriate to attract Mr. Samuelson to the Company and that they also represent a level of compensation intended to retain and incentivize Mr. Samuelson given his level of responsibilities.

Other Benefits. Our named executive officers generally receive health and welfare benefits under the same programs and subject to the same terms and conditions as our other salaried employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance. Our named executive officers also are eligible to participate in our 401(k) plan, except that Mr. Samuelson, who resides in Canada, is eligible to participate in our Registered Retirement Savings Plan instead of our 401(k) plan.

Historically, we have not provided significant perquisites or other personal benefits to our named executive officers, except that certain of our named executive officers receive paid parking. The aggregate value of these benefits was less than $10,000 for each named executive officer in 2016. In addition, our Chief Executive Officer is required to travel significantly for business. For security and efficiency reasons, Mr. Rascoff has been permitted to use the Company aircraft for business commuting travel, including for business travel from his California residence to our corporate headquarters in Seattle, Washington and other business locations. In 2016, the Company also reimbursed Mr. Rascoff for certain car commuting costs and paid him a cash bonus to offset taxes incurred with the foregoing benefits, the amounts of which are disclosed below in the 2016 Summary Compensation Table. We do not view perquisites or other personal benefits as a significant component of our executive compensation program.

Employment Agreements

Mr. Rascoff and Ms. Philips

We entered into employment agreements, effective as of July 25, 2011, with Mr. Rascoff and Ms. Philips to assist in the retention of their services and to help them maintain their focus and dedication to their responsibilities to maximize shareholder value in the event of a transaction that could result in a change of control of our company. Each employment agreement provides that employment with us is “at will.”

The employment agreements provide the following severance payments and benefits if the executive officer’s employment is terminated by us without cause (as defined in the employment agreement) or if he or she resigns for good reason (as defined in the employment agreement), including such a termination in connection with or within 18 months after a change of control (as defined in the employment agreement):

•	severance pay equal to six months of salary, generally payable in the form of salary continuation following the date of termination;

•	COBRA continuation coverage for up to six months following termination (or until such earlier time as the executive officer becomes covered by the medical plan of another employer);

•

12 months’ accelerated vesting of unvested stock options and any other outstanding equity awards that vest based on continued service, except that, in the event of a qualifying termination in connection with or within 18 months after a change of control, 50% of the unvested portions of such outstanding equity awards will accelerate in vesting;

•	an extension of time to exercise outstanding stock options until the earlier of (a) one year following termination and (b) the expiration of the term of the options; and

•	earned but unpaid salary and accrued vacation pay otherwise payable under our standard policy.

As a condition to receiving any severance payments or benefits under the employment agreements, Mr. Rascoff and Ms. Philips must execute (and not revoke) a general release and waiver of all claims against us in a form satisfactory to us. The executive officers must also continue to comply with the applicable terms of their confidentiality and noncompetition agreements. The employment agreements and employment terminate automatically upon death or total disability of the executive officer.

Mr. Samuelson

We also entered into an employment agreement with Mr. Samuelson as of March 5, 2014 in connection with Mr. Samuelson’s commencement of employment with us on March 26, 2014. The employment agreement was subsequently amended and restated as of April 2, 2014 and amended as of March 25, 2016, in each case solely with respect to the calculation of the class of stock in which restricted units are to be settled in shares upon vesting. The employment agreement is to assist in the retention of Mr. Samuelson’s services and to help him maintain his focus and dedication to his responsibilities to maximize shareholder value in the event of a transaction that could result in a change of control of our company.

Mr. Samuelson’s employment agreement is substantially similar to those of Mr. Rascoff and Ms. Philips, with certain differences noted below. Amounts payable to Mr. Samuelson under his employment agreement are denominated in U.S. dollars, but are paid to him in Canadian dollars.

Pursuant to the terms of his employment agreement, following commencement of employment, Mr. Samuelson received an initial grant of restricted stock units to acquire 59,302 shares of Class A common stock that vests over four years, subject to continued service. Mr. Samuelson is also eligible to receive an annual grant of 345,000 restricted units, the terms of which are described above under “Elements of Executive Compensation – Equity-Based Compensation.” In connection with commencing employment with us, Mr. Samuelson also received a signing bonus, denominated in U.S. dollars, $200,000 of which was paid on the first payroll date following the start of his employment and $195,000 of which was paid following completion of 90 days of employment.

Mr. Samuelson’s employment agreement provides the following severance payments and benefits to him if his employment is terminated by us without cause (as defined in the employment agreement) or if he resigns for good reason (as defined in the employment agreement), including such a termination in connection with or within 18 months after a change of control (as defined in the employment agreement):

•	severance pay equal to the greater of (i) 12 months of salary or (ii) $350,000 (denominated in U.S. dollars), generally payable in the form of salary continuation following the date of termination;

•

benefits continuation coverage for up to 12 months following termination (or until such earlier time as the executive officer becomes covered by the medical plan of another employer), except that such benefits continuation coverage is for up to six months following a qualified termination in connection with or within 18 months after a change of control;

•

24 months’ accelerated vesting of any unvested restricted stock units granted to Mr. Samuelson in April 2014 and any then outstanding and unvested annual restricted units, except that, in the event of a qualifying termination in connection with or within 18 months after a change of control, 100% of the unvested portions of such outstanding equity awards will accelerate in vesting; and

•	earned but unpaid salary and accrued vacation pay otherwise payable under our standard policy.

As a condition to receiving any severance payments or benefits under the employment agreement, Mr. Samuelson must execute (and not revoke) a general release and waiver of all claims against us in a form satisfactory to us. Mr. Samuelson must also continue to comply with the applicable terms of his confidentiality and non-solicitation agreement. The employment agreement and employment terminate automatically upon Mr. Samuelson’s death or total disability.

We do not currently have employment or severance agreements with any of the other named executive officers.

We do not provide any tax gross-ups to cover personal income taxes that may apply to any severance or change-of-control benefits under any of the employment agreements we have with our executive officers. If any payments or benefits payable under the employment agreements will be subject to an excise tax under Section 4999 of the Code, we will pay to the executive officer either (a) the full amount of such payments or benefits or (b) the full amount reduced by the minimum amount necessary to prevent any portion from being an excess parachute payment within the meaning of Code Section 280G, whichever results, on an after-tax basis, in the greater amount payable to the executive officer.

Recovery Policy; Risk Assessment of Compensation Programs

We do not have a formal compensation recovery policy, but the compensation committee reserves the discretion on an individual basis to require that certain compensation payable to our executive officers be subject to recoupment in the event of misconduct. We are also subject to the clawback provisions for the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002, which provide that those executives must reimburse the company for any bonus or other incentive-based or equity-based compensation received during the 12-month period following the preparation of an accounting restatement, as a result of misconduct. The board of directors or the compensation committee will adopt a formal clawback policy no later than when the final rules relating to such policies become effective pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and require such a policy to be in effect. The compensation committee will continue to impose clawback provisions in individual arrangements as it determines appropriate.

The compensation committee does not believe that our incentive compensation programs described above contain incentives for our named executive officers or other employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company, particularly in light of the compensation committee’s historical emphasis on equity vehicles, such as stock options and restricted stock units, which it believes reward sustained long-term performance that is aligned with our shareholders’ interests.

Stock Ownership Guidelines

All of our executive officers hold either shares and/or stock-based equity awards, which we believe help align their interests with those of our shareholders. As a result, at this time, our board of directors has not adopted stock ownership guidelines for the named executive officers, although it may consider doing so in the future. We have established an insider trading compliance policy that prohibits, among other actions, short sales and strongly discourages and requires preapproval of, among other actions, hedging of stock ownership positions.

Tax Treatment of Compensation

Section 162(m) of the Code generally disallows a tax deduction to a public corporation for annual compensation in excess of $1 million paid to its principal executive officer and the three other most highly compensated named executive officers (excluding the principal financial officer). Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

Stock options, restricted units and restricted stock units granted to our executive officers pursuant to our equity compensation plans are intended to qualify for the performance-based exemption. While our compensation committee believes it is important to preserve the tax deductibility of compensation paid to our executive officers, the compensation committee has not adopted a policy that all compensation must be tax-deductible and qualified under Code Section 162(m). In order to maintain ongoing flexibility of our compensation programs, the compensation committee has the discretion to and may from time to time approve incentive and other compensation that exceeds the $1 million limit.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis with management, and, based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the compensation committee:

Jay C. Hoag (Chairman)

Erik Blachford

Gordon Stephenson

2016 COMPENSATION TABLES

2016 Summary Compensation Table

The following table provides information regarding the compensation our named executive officers earned for 2016 and, where applicable, 2015 and 2014. Positions listed below are those currently held by the named executive officers at Zillow Group.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)		Total ($)
Spencer M. Rascoff	2016	648,673		—		—	2,627,520	243,233	(5)	3,519,426
Chief Executive Officer and Director	2015	655,000		—		—	16,222,260	3,975		16,881,235
	2014	512,553		—		—	—	—		512,553
Kathleen Philips	2016	466,500		40,000	(6)	—	262,752	10,600		779,852
Chief Financial Officer, Chief Legal Officer, Secretary and Treasurer	2015	431,506		—		299,917	7,293,470	3,975		8,028,868
	2014	396,543		—		—	2,313,283	—		2,709,826
Richard N. Barton	2016	370,992		—		—	2,627,520	77,924	(7)	3,076,436
Executive Chairman and Director
Lloyd D. Frink	2016	465,458		—		—	2,627,520	10,600		3,103,578
Vice Chairman, President and Director
Errol G. Samuelson	2016	409,394	(8)	—		793,200	—	14,998		1,217,592
Chief Industry Development Officer	2015	350,000	(9)	—		345,000	—	5,088		700,088
	2014	285,445	(10)	395,000		5,743,120	—	—		6,423,565

(1)	Amounts reflect 2016 base salary adjustments for the named executive officers that became effective February 1, 2016.
(2)	Amounts reflect aggregate grant date fair value of restricted stock units granted to each of Ms. Philips and Mr. Samuelson and restricted units granted to Mr. Samuelson, computed in accordance with FASB ASC Topic 718. For the restricted stock units, the value is based on the closing market price of our Class C capital stock or Class A common stock, as applicable, on the grant date. For Mr. Samuelson, this amount also includes $345,000 for each year, the maximum value of the shares payable upon vesting of the restricted units granted.
(3)	Amounts reflect aggregate grant date fair value of the option awards granted, computed, as of the grant date, in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 14, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(4)	Amounts reflect matching contributions made by the Company under the Zillow Group 401(k) plan (except for Mr. Samuelson, under our Registered Retirement Savings Plan). For 2016, the amounts were $10,600 for each of the named executive officers. For Mr. Samuelson, the 2015 amount reflected has been converted from Canadian to U.S. dollars using an exchange rate of 1.0895 Canadian dollars for each U.S. dollar match and the 2016 amount reflected has been converted from Canadian to U.S. dollars using the 2016 yearly average currency exchange rate for converting Canadian to U.S. dollars, which exchange rate for 2016 was 1.379 Canadian dollars for each U.S. dollar match.
(5)

In addition to the amount set forth in Note 4, amount reflects: (i) parking at the Company’s corporate headquarters in Seattle, Washington in the amount of $4,690; (ii) car commuting costs paid by the Company in the amount of $2,857; (iii) costs of $165,086 associated with air travel by Mr. Rascoff from his residence in California to and from the Company’s corporate headquarters in Seattle, Washington, as well as the incremental increase in cost (to the extent there is any on a particular trip) for Mr. Rascoff to travel to business events or our other offices from his residence in California as opposed to traveling from the

Company’s corporate office in Seattle (the “Commuting Flights”); and (iv) payment of a one-time cash bonus of $60,000 to offset taxes incurred in connection with the foregoing commuting costs. The cost of the use of the Company aircraft was calculated based on the aggregate incremental cost of the flights and related expenses, including the costs of the hours of flight, fuel and airport taxes. To determine the incremental cost of business flights originating from Mr. Rascoff’s residence, the flight costs were allocated based on the difference in flight time between Mr. Rascoff’s residence and the destination, and what the flight time would have been had the flight originated from Seattle. Incremental cost does not include certain fixed costs that we incur by virtue of owning the plane, such as the monthly management fee related to the aircraft. While traveling on business, one or more of Mr. Rascoff’s family members or friends have, from time to time, accompanied him on the corporate aircraft (“Family Flights”). There was no incremental cost to the Company for the Family Flights. The Commuting Flights and the Family Flights resulted in taxable imputed income of approximately $52,000 to Mr. Rascoff, calculated based on Standard Industry Fare Level (SIFL) rates.
(6)	Amount reflects a bonus paid for 2016 performance.
(7)	In addition to the amount set forth in Note 4, amount reflects a tax gross-up in the amount of $67,324 paid by the Company to Mr. Barton in connection with imputed income attributable to filing fees paid by the Company directly to the Federal Trade Commission in February 2015, on behalf of and in connection with filings made by Mr. Barton under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 due to Mr. Barton’s ownership of Company stock.
(8)	Mr. Samuelson’s salary was paid in Canadian dollars and has been converted to U.S. dollars. US $47,144 of this amount was paid in 2016 as an adjustment to 2015 salary due to 2015 fluctuations in the exchange rate that affected the amounts previously paid in Canadian dollars to Mr. Samuelson for 2015. Salary has been converted from Canadian to U.S. dollars using the exchange rate applicable at the time of payment, which exchange rates ranged in 2016 from 1.0895 to 1.37311 Canadian dollars for each U.S. dollar payable.
(9)	Salary has been converted from Canadian to U.S. dollars using an exchange rate of 1.0895 Canadian dollar for each U.S. dollar payable.
(10)	Mr. Samuelson’s salary is prorated to reflect the length of his employment during 2014, based on the annual salary of US $350,000 payable to him under his employment agreement. Amount also includes US $20,137 payable to Mr. Samuelson in connection with consulting services provided to us from March 5, 2014 until commencement of his employment on March 26, 2014.

2016 Grants of Plan-Based Awards Table

The following table provides information regarding plan-based awards granted to our named executive officers during 2016.

Name	Grant Date	Title of Security	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Spencer M. Rascoff	03/28/2016	Class C Capital	—		300,000	(2)	22.41	2,627,520
Kathleen Philips	03/28/2016	Class C Capital	—		30,000	(2)	22.41	262,752
Richard N. Barton	03/28/2016	Class C Capital	—		300,000	(2)	22.41	2,627,520
Lloyd D. Frink	03/28/2016	Class C Capital	—		300,000	(2)	22.41	2,627,520
Errol G. Samuelson	03/28/2016	Class C Capital	20,000	(3)	—		—	448,200
	03/26/2016	Class C Capital	345,000	(4)				345,000

(1)	Amounts reflect aggregate grant date fair value of the stock option awards, restricted stock units and restricted units granted during 2016, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 14, “Share-Based Awards,” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. For the restricted stock units granted to Mr. Samuelson, this value is based on the closing market price of our Class C capital stock on the grant date and for the restricted units granted to Mr. Samuelson, this amount is the maximum value of the shares of Class C capital stock payable upon vesting of the award.
(2)	The stock option award vests over four years, with 1/16th of the total number of shares subject to the option vesting on May 18, 2016 and an additional 1/16th vesting approximately each three months thereafter on each issuer quarterly vesting date until the option is fully vested. Vesting is subject to continued service.
(3)	Represents restricted stock units that vest over four years, with 1/16th of the total number of shares subject to the restricted stock units vesting on May 18, 2016 and an additional 1/16th vesting approximately each three months thereafter on each issuer quarterly vesting date until the restricted stock units are fully vested. Vesting is subject to continued service.
(4)	Represents restricted units (each with an initial value of $1.00) that vest 100% on March 26, 2017, subject to continued service, for that number of shares of Class C capital stock determined on the vesting date equal to 345,000, divided by the closing price of our Class C capital stock on March 24, 2017.

2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides certain information regarding outstanding equity awards held by each of our named executive officers at December 31, 2016.

Name			Option Awards					Stock Awards
	Grant Date	Title of Security	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
			Exercisable (#)	Unexercisable (#)
Spencer M. Rascoff	03/28/2016	Class C Capital	56,250	243,750	(1)	22.41	03/28/2026
	01/07/2015	Class C Capital	71,874	528,126	(2)	35.48	01/07/2025
	01/07/2015	Class A Common	35,937	264,063	(2)	30.75	01/07/2025
	01/24/2013	Class C Capital	239,582	760,418	(3)	12.68	01/24/2023
	01/24/2013	Class A Common	119,791	380,209	(3)	10.99	01/24/2023
	12/26/2012	Class C Capital	677,086	125,000	(4)	10.04	12/26/2019
	12/26/2012	Class A Common	338,543	62,500	(4)	8.70	12/26/2019
	02/02/2012	Class C Capital	39,102	—		10.63	02/02/2019
	02/02/2012	Class A Common	19,551	—		9.21	02/02/2019
	03/01/2011	Class C Capital	96,154	—		1.36	03/01/2018
	03/01/2011	Class A Common	48,077	—		1.18	03/01/2018
	09/15/2010	Class C Capital	141,100	—		1.13	09/15/2017
	09/15/2010	Class A Common	70,150	—		0.98	09/15/2017
Kathleen Philips	03/28/2016	Class C Capital	5,625	24,375	(1)	22.41	03/28/2026
	08/18/2015	Class C Capital	—	150,000	(6)	26.06	08/18/2022
	08/18/2015	Class C Capital	49,999	100,001	(7)	26.06	08/18/2022
	01/07/2015	Class C Capital	11,978	88,022	(2)	35.48	01/07/2025
	01/07/2015	Class A Common	5,989	44,011	(2)	30.75	01/07/2025
	01/07/2015	Class C Capital	28,750	31,250	(5)	35.48	01/07/2022
	01/07/2015	Class A Common	14,375	15,625	(5)	30.75	01/07/2022
	04/09/2014	Class C Capital	40,000	20,000	(5)	33.07	04/09/2021
	04/09/2014	Class A Common	20,000	10,000	(5)	28.66	04/09/2021
	01/02/2014	Class C Capital	39,358	16,208	(8)	28.62	01/02/2021
	01/02/2014	Class A Common	19,679	8,104	(8)	24.81	01/02/2021
	01/24/2013	Class C Capital	82,416	3,584	(9)	12.68	01/24/2020
	01/24/2013	Class A Common	41,208	1,792	(9)	10.99	01/24/2020
	02/02/2012	Class C Capital	13,000	—		10.63	02/02/2019
	02/02/2012	Class A Common	6,500	—		9.21	02/02/2019
	03/01/2011	Class C Capital	802	—		1.36	03/01/2018
	03/01/2011	Class A Common	401	—		1.18	03/01/2018
Richard N. Barton	03/28/2016	Class C Capital	56,250	243,750	(1)	22.41	03/28/2026
	01/07/2015	Class C Capital	11,978	88,022	(2)	35.48	01/07/2025
	01/07/2015	Class A Common	5,989	44,011	(2)	30.75	01/07/2025
	01/07/2015	Class C Capital	41,926	45,574	(5)	35.48	01/07/2022
	01/07/2015	Class A Common	20,963	22,787	(5)	30.75	01/07/2022
	01/02/2014	Class C Capital	49,582	20,418	(8)	28.62	01/02/2021
	01/02/2014	Class A Common	24,791	10,209	(8)	24.81	01/02/2021
Lloyd D. Frink	03/28/2016	Class C Capital	56,250	243,750	(1)	22.41	03/28/2026
	01/07/2015	Class C Capital	11,978	88,022	(2)	35.48	01/07/2025
	01/07/2015	Class A Common	5,989	44,011	(2)	30.75	01/07/2025
	01/07/2015	Class C Capital	41,926	45,574	(5)	35.48	01/07/2022
	01/07/2015	Class A Common	20,963	22,787	(5)	30.75	01/07/2022
	01/02/2014	Class C Capital	49,582	20,418	(8)	28.62	01/02/2021
	01/02/2014	Class A Common	24,791	10,209	(8)	24.81	01/02/2021
Errol G. Samuelson	03/28/2016	Class C Capital						16,250	(10)	592,638	(11)
	03/26/2016	Class C Capital						345,000	(12)	345,000	(12)
	04/04/2014	Class C Capital						37,076	(13)	1,352,162	(11)
	04/04/2014	Class A Common						18,538	(13)	675,710	(11)

(1)	The stock option award vests over four years, with 1/16th of the total number of shares subject to the option vesting on May 18, 2016 and an additional 1/16th vesting approximately each three months thereafter on each issuer quarterly vesting date until the option is fully vested. Vesting is subject to continued service.

(2)	The stock option award vests over seven years, with 1/16th of the total number of shares subject to the option vesting on January 7, 2016 and an additional 1/192 vesting each month thereafter over the next 3 years. An additional 1/16th vests on January 7, 2017 and an additional 1/192 becomes vested each month thereafter over the next 3 years. An additional 1/16th vests on January 7, 2018 and an additional 1/192 becomes vested each month thereafter over the next 3 years. An additional 1/16th vests on January 7, 2019 and an additional 1/192 becomes vested each month thereafter over the next 3 years until the option is fully vested. Vesting is subject to continued service.
(3)	The stock option award vests over seven years, with one-eighth of the total number of shares subject to the option vesting on January 24, 2016, and an additional 1/96th vesting each month thereafter over the next three years. An additional one-eighth vests on January 24, 2017, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. Vesting is subject to continued service.
(4)	The stock option award vests over five years, with one-eighth of the total number of shares subject to the option vesting on December 26, 2013, and an additional 1/96th vesting each month thereafter over the next three years. An additional one-eighth vests on December 26, 2014, with an additional 1/96th vesting each month thereafter over the next three years until the option is fully vested. Vesting is subject to continued service.
(5)	The stock option award vests over four years, with 25% of the total number of shares subject to the option vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the following 36 months, subject to continued service.
(6)	The stock option award vests over four years, with 25% of the total number of shares subject to the option vesting on January 1, 2017, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(7)	The stock option award vests over four years, with 25% of the total number of shares subject to the option vesting on August 3, 2016, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(8)	The stock option award vests over four years, with 25% of the total number of shares subject to the option vesting on February 1, 2015, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(9)	The stock option award vests over four years, with 25% of the total number of shares subject to the option vesting on February 1, 2014, the first anniversary of the vesting commencement date, and the remainder vesting monthly in equal installments over the following 36 months, subject to continued service.
(10)	The restricted stock units vest over four years, with 1/16th of the total number of shares subject to the restricted stock units vesting on May 18, 2016, and an additional 1/16th vesting approximately each three months thereafter on each issuer quarterly vesting date until the restricted stock units are fully vested, subject to continued service
(11)	Based on the closing price of Class C capital stock or Class A common stock, as applicable, on December 30, 2016, which was $36.47 and $36.45, respectively.
(12)	Represents restricted units (each with an initial value of $1.00) that vest 100% on March 26, 2017, subject to continued service, for that number of shares of Class C capital stock determined on the vesting date equal to 345,000, divided by the closing price of our Class C capital stock on March 24, 2017.
(13)	Represents restricted stock units that vest over four years, with 1/16th of the total number of shares subject to the restricted stock units vesting on June 26, 2014, and an additional 1/16th vesting each three months thereafter until the restricted stock units are fully vested, subject to continued service.

2016 Option Exercises and Stock Vested Table

The following table provides information, on an aggregate basis, about stock options exercised and restricted stock units and restricted units vested by the named executive officers during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Spencer M. Rascoff
Class C Capital	201,930	7,085,466	—	—
Class A Common	101,365	3,518,709	—	—

Kathleen Philips
Class C Capital	—	—	—	—
Class A Common	—	—	—	—

Richard N. Barton
Class C Capital	—	—	—	—
Class A Common	—	—	—	—

Lloyd D. Frink
Class C Capital	—	—	—	—
Class A Common	—	—	—	—

Errol G. Samuelson
Class C Capital	—	—	33,410	1,082,547
Class A Common	—	—	29,121	829,920

(1)	Based on the difference between the fair market value of Class C capital stock or Class A common stock, as applicable, at the time of exercise and the applicable exercise price of the stock option.
(2)	Based on the closing price of Class C capital stock or Class A common stock, as applicable, with respect to the applicable vesting dates.

Potential Payments upon Termination or Change of Control

Our 2011 Plan entitles the named executive officers to accelerated vesting of equity awards in the event of certain changes of control, such as those in which awards are not converted, assumed, substituted for or replaced by a surviving or successor company. Our employment agreements with our Chief Executive Officer, Mr. Rascoff, our Chief Financial Officer, Ms. Philips, and our Chief Industry Development Officer, Mr. Samuelson, provide for certain severance payments or benefits in the event of a termination of the executive officer’s employment with the Company under specified circumstances. These arrangements are described below as they apply to each named executive officer.

2011 Plan. Our 2011 Plan provides that in the event of a change of control that qualifies as a company transaction (each as defined below), outstanding stock options and other equity awards that vest based on continued employment or service will only become fully vested and immediately exercisable to the extent they are not converted, assumed, substituted for or replaced by the surviving or successor company (including a parent company thereof). In the event of a change of control that is not a company transaction, all equity awards granted under the 2011 Plan will become fully vested and immediately exercisable. The 2011 Plan generally defines “change of control” as the occurrence of any of the following events:

•

an acquisition by a person or entity of beneficial ownership of more than 50% of the combined voting power of our outstanding voting securities (generally excluding any acquisition directly from Zillow Group, any acquisition by Zillow Group, any acquisition by an employee benefit plan of Zillow Group or a related company, any acquisition by holders of our Class B common stock as of July 19, 2011, provided such holder then beneficially owns no less than 25% of our outstanding voting securities, or an acquisition pursuant to certain related party transactions);

•

a change in the composition of the board of directors during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board (excluding directors whose election, or nomination for election, was approved by a majority of the Incumbent Board); or

•

the consummation of a company transaction, which is generally defined as a merger or consolidation, a statutory share exchange or a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets, unless (a) after such transaction the beneficial owners of outstanding voting securities immediately prior to the transaction retain at least 50% of the combined voting power of such securities of the company resulting from the transaction, (b) no entity beneficially owns more than 50% of the combined voting power of the company resulting from such transaction, and (c) the individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the company resulting from such transaction.

Employment Agreements. We have entered into an employment agreement, effective as of July 25, 2011, with each of Mr. Rascoff and Ms. Philips and, effective as of March 5, 2014, with Mr. Samuelson. The employment agreements provide for severance payments and benefits if the executive officer’s employment is terminated by us without cause or if he or she resigns for good reason, including such a termination in connection with or within 18 months after a change of control. As a condition to receiving any severance payments or benefits under the employment agreements, the executive officers must execute (and not revoke) a general release and waiver of all claims against us in a form satisfactory to us. They must also continue to comply with the applicable terms of their applicable confidentiality and noncompetition agreements.

A description of the severance payments and benefits under the employment agreements is described above in the section entitled “Named Executive Officer Compensation – Compensation Discussion and Analysis – Elements of Executive Compensation – Employment Agreements.”

For purposes of the employment agreements, “change of control” has the meaning set forth above for the 2011 Plan. “Cause” generally means one or more of the following by the executive officers:

•

willful misconduct, insubordination or dishonesty in the performance of duties or a knowing and material violation of our or a successor employer’s policies and procedures that results in a material adverse effect on us or a successor employer (which includes a parent thereof);

•	continued failure to satisfactorily perform duties after receipt of written notice from us;

•	willful actions in bad faith or intentional failures to act in good faith that materially impair our or a successor employer’s business, goodwill or reputation;

•

conviction of a felony or misdemeanor, conduct that we reasonably believe violates any statute, rule or regulation governing us, or conduct that we reasonably believe constitutes unethical practices, dishonesty or disloyalty and that results in a material adverse effect on us or a successor employer;

•	current use of illegal substances; or

•

any material violation of the employment agreement or our Confidential Information, Inventions, Nonsolicitation and Noncompetition Agreement (or similar agreement to which the executive officer is a party).

The employment agreements generally define “good reason” as one or more of the following conditions without the executive officer’s express, written consent, provided that the executive officer provides timely notice of such condition to us and we have the opportunity to cure such condition prior to the executive officer’s termination of employment:

•	a material reduction in authority, duties or responsibilities;

•

a material reduction in annual salary or bonus opportunity (except for a reduction in connection with a general reduction in annual salary for all executive officers by an average percentage that is not less than the percentage reduction of the executive officer’s annual salary);

•	a material breach of the employment agreement by us or a successor employer; or

•

relocation or travel more than 50 miles from the executive officer’s then current place of employment in order to continue to perform the duties and responsibilities of position (not including customary travel as may be required by the nature of the position).

Potential Payments Upon Termination or Change of Control Table

The following table shows the estimated value of benefits upon termination of employment or a change of control that would have accrued to the named executive officers if (i) their employment was terminated without cause or they terminated employment for good reason, (ii) we completed a change of control or a company transaction, as applicable, in which outstanding equity awards were not assumed or substituted by the surviving or successor company (or a parent company thereof), or (iii) their employment was terminated without cause or by the named executive officers for good reason in connection with or following a change of control in which stock options were assumed or substituted. The amounts in the table assume that the termination of employment, change of control, or company transaction was effective as of December 31, 2016. The amounts are estimates of the incremental amounts that would have accrued as of December 31, 2016 in the foregoing circumstances. The actual amounts can only be determined at the time of an actual termination of employment, change of control, or company transaction.

Name	Benefit	Termination Without Cause or for Good Reason ($)		Full Acceleration of Equity Awards in a Change of Control/No Assumption or Substitution in a Company Transaction ($)	Termination Without Cause or for Good Reason in Connection with a Change of Control or Company Transaction ($)
Spencer M. Rascoff	Cash Severance(1)	325,380		—	325,380
	Stock Option Acceleration(2)	18,350,959	(3)	32,804,877	16,402,438	(4)
	COBRA Benefit(5)	10,808		—	10,808

	Total	18,687,147		32,804,877	16,738,626

Kathleen Philips	Cash Severance(1)	234,000		—	234,000
	Stock Option Acceleration(2)	1,931,874	(3)	3,901,279	1,950,640	(4)
	COBRA Benefit(5)	1,079		—	1,079

	Total	2,166,953		3,901,279	2,185,719

Richard N. Barton	Cash Severance	—		—	—
	Stock Option Acceleration(2)	—		4,218,930	—
	COBRA Benefit	—		—	—

	Total	—		4,218,930	—

Lloyd D. Frink	Cash Severance	—		—	—
	Stock Option Acceleration(2)	—		4,218,930	—
	COBRA Benefit	—		—	—

	Total	—		4,218,930	—

Errol G. Samuelson	Cash Severance(6)	364,000		—	364,000
	Restricted Stock Unit Vesting(7)	2,027,872	(8)	2,620,509	2,027,872	(8)
	Restricted Unit Vesting(9)	345,000		345,000	345,000
	Benefits Continuation	6,900	(10)	—	3,450	(5)

	Total	2,743,772		2,965,509	2,740,322

(1)	Amount reflects cash severance of six months’ salary based on the executive officer’s base salary as of December 31, 2016.

(2)	Calculated by multiplying the number of Class A common option shares subject to acceleration by $36.45 and the number of Class C capital option shares subject to acceleration by $36.47 (the closing prices of our Class A common stock and Class C capital stock as of December 30, 2016, the last trading day of 2016) less the applicable per share option exercise prices.
(3)	Amount reflects the value of 12 months’ accelerated vesting of unvested stock options.
(4)	Amount reflects the value of accelerated vesting of 50% of unvested stock options.
(5)	Amount reflects the estimated cost of COBRA or benefits continuation coverage, as applicable, for six months.
(6)	Amount reflects cash severance of twelve months’ salary based on the executive officer’s base salary as of December 31, 2016.
(7)	Calculated by multiplying the number of Class A common restricted stock units subject to acceleration by $36.45 and the number of Class C capital restricted stock units subject to acceleration by $36.47 (the closing prices of our Class A common stock and Class C capital stock as of December 30, 2016, the last trading day of 2016).
(8)	Amount reflects the value of 24 months’ accelerated vesting of unvested restricted stock units granted in April 2014 (which results in full vesting of the restricted stock units).
(9)	Amounts reflect the value of accelerated vesting of 100% of unvested restricted units that otherwise fully vest in 2017, subject to continued service. Value is $345,000, equal to the aggregate value of the shares payable on the vesting date.
(10)	Amount reflects the estimated cost of medical, dental and vision benefits continuation coverage for twelve months.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions to which we were a party during our last fiscal year or which are currently proposed, and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Hart-Scott-Rodino Antitrust Improvements Act of 1976 Filing Fees

In April 2016, we paid approximately $0.1 million for a tax “gross-up” payment to Mr. Richard Barton, our Executive Chairman, to cover the imputed income associated with a 2015 Federal Trade Commission filing made on behalf of Mr. Barton under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which filing was required due to Mr. Barton’s ownership of Zillow, Inc.’s common stock.

Private Aircraft Fees

In February 2016, we paid a total of approximately $0.2 million and $0.2 million, respectively to Messrs. Frink and Barton for reimbursement of costs incurred by Mr. Frink and Mr. Barton for the incremental operating costs related to the use of private aircraft by certain of Zillow Group’s employees and Mr. Frink and Mr. Barton for business travel in prior years.

Indemnification of Officers and Directors

We entered into indemnification agreements with each of our directors and certain of our executive officers which provide, among other things, that we will indemnify such director or officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Zillow Group, and otherwise to the fullest extent permitted under Washington law and our Bylaws.

Other than as described above in this section, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealing with unrelated third parties.

Policies and Procedures for the Review and Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted a written policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, all of our directors and executive officers and all of our beneficial owners of more than 5% of our Class A common stock, Class B common stock or other voting securities are expected to disclose to our general counsel the material facts of any transaction that could potentially be considered a related person transaction promptly on gaining knowledge that the transaction may occur or has occurred. The audit committee is authorized to administer the policy, and may amend, modify, and interpret the policy. A related person transaction generally is defined under the policy as any transaction required to be disclosed under the SEC’s related person transaction disclosure requirement of Item 404(a) of Regulation S-K.

Any potential related person transaction reported to or otherwise made known to the general counsel will be reviewed under the policy according to the following procedures:

•

If the general counsel determines that disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is not required under the SEC’s related person transaction disclosure requirement, the transaction will be deemed approved and will be reported to the audit committee at its next scheduled meeting.

•

If disclosure of the transaction in our annual proxy statement or annual report on Form 10-K is required under the SEC’s related person transaction disclosure requirement, the general counsel will submit the transaction to the chairperson of the audit committee, who will review and, if authorized, will determine whether to approve or ratify the transaction. The chairperson is authorized to approve or ratify any related person transaction involving an aggregate amount of less than $250,000 or when it would not be practicable in the judgment of the chairperson and general counsel to wait for the next audit committee meeting to review the transaction. The chairperson is not authorized to review a related person transaction in which the chairperson is involved.

•

If the transaction is outside the chairperson’s authority, the chairperson will submit the transaction to the audit committee for review and approval or ratification at its next regularly scheduled meeting or, if deemed necessary by the general counsel or the chairperson, as applicable, at a special meeting of the audit committee called for this purpose or in a written consent submitted to the committee in accordance with Zillow Group’s Amended and Restated Bylaws.

•

If the transaction to be reviewed and acted upon by the audit committee involves a member of the audit committee (including the chairperson), the involved member shall recuse himself or herself from deliberations related to the transaction and the other members of the audit committee shall take appropriate action.

When determining whether to approve or ratify a related person transaction, the chairperson of the audit committee or the audit committee, as applicable, will review relevant facts regarding the related person transaction, including:

•	the extent of the related person’s interest in the transaction;

•	whether the terms are comparable to those generally available in arm’s-length transactions; and

•	whether the related person transaction is consistent with the best interests of the company.

If any related person transaction is ongoing or is part of a series of transactions, the chairperson or the audit committee, as applicable, may establish guidelines as necessary to appropriately review the ongoing transaction. After initial approval or ratification of the transaction, the chairperson or the audit committee, as applicable, will review the transaction on a regular basis (at least annually).

If any related person transaction is not approved or ratified, the audit committee may take such action as it may deem necessary or desirable in the best interests of the company.

ADDITIONAL INFORMATION

Code of Conduct and Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, and controller and persons performing similar functions and a Code of Conduct that applies to all our directors, officers, and employees. A copy of each is available on the Investor Relations section of our website at http://investors.zillowgroup.com/corporate-governance.cfm. Substantive amendments to and waivers from either, if any, will be disclosed on the Investor Relations section of our website.

List of Shareholders of Record

In accordance with Washington law, a list of the names of our shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time) at our principal executive offices at 1301 Second Avenue, Floor 31, Seattle, Washington 98101. If you would like to view the shareholder list, please contact our Investor Relations Department at (866) 504-0030. This list will also be available at the Annual Meeting.

Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, shareholder proposals for the 2018 Annual Meeting of Shareholders must be received at our principal executive offices no later than the close of business on December 27, 2017. As prescribed by current Rule 14a-8(b) under the Exchange Act, a shareholder must have continuously held at least $2,000 in market value, or 1%, of our outstanding shares for at least one year by the date of submitting the proposal, and the shareholder must continue to own such stock through the date of the annual meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2018 Annual Meeting of Shareholders, shareholders are advised to review our Bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a shareholder’s notice must be delivered to and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of our 2017 Annual Meeting of Shareholders. Accordingly, any such shareholder proposal must be received between February 14, 2018 and the close of business on March 16, 2018. Copies of the pertinent Bylaw provisions are available on request to the following address: Corporate Secretary, Zillow Group, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101. For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (a) we include in our proxy statement advice to shareholders on the nature of the proposal and how we intend to exercise our voting discretion and (b) the proponent does not issue a separate and appropriate proxy statement.

Consideration of Shareholder-Recommended Director Nominees

Our nominating and governance committee will consider director nominee recommendations submitted by our shareholders. Shareholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our Bylaws and the charter of our nominating and governance committee to the following address: Chairperson of Nominating and Governance Committee, Attn: Corporate Secretary, Zillow Group, Inc., 1301 Second Avenue, Floor 31, Seattle, Washington 98101.

As required by our Bylaws, shareholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our Bylaws. Evaluation of any such recommendations is the responsibility of the nominating and governance committee. In the event of any shareholder recommendations, the nominating and governance committee will evaluate the persons recommended in the same manner as other candidates.

Shareholder Communications with the Board of Directors

Shareholders may contact our board of directors as a group or any individual director about the board of directors or corporate governance by sending written correspondence to the following address: Board of Directors – Zillow Group, Inc., Attn: General Counsel, 1301 Second Avenue, Floor 31, Seattle, Washington 98101 or by email at legal@zillowgroup.com. Shareholders should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. Inquiries meeting these criteria will be received and processed by management before being forwarded to the group of directors or the individual director, as designated in the communication. Communications that are unrelated to the duties and responsibilities of the Board or are unduly hostile, threatening, potentially illegal or similarly unsuitable will not be forwarded.

Internet Voting

Zillow Group is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission sets forth or is submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number and to confirm that shareholder instructions are properly recorded.

DIRECTIONS

2017 Annual Meeting of Shareholders

Zillow Group, Inc.

Offices of Perkins Coie LLP

1201 Third Avenue, 49th Floor

Seattle, Washington

June 14, 2017

8:00 a.m. (Pacific Time)

The 1201 Third Avenue main entrance is located on Third Avenue between University and Seneca Streets. The following directions direct you to the parking garage entrance located on Seneca Street between Second and Third Avenue.

Northbound on I-5:

Exit at Seneca Street (exit #165)

West on Seneca Avenue

1201 3rd Avenue parking is located on the right between Second and Third Avenue.

Southbound on I-5:

Exit at Union Street (exit #165B)

West on Union Street

Turn left on Fifth Avenue

Turn right on Seneca Avenue

1201 3rd Avenue parking is located on the right between Second and Third Avenue.

ZILLOW GROUP, INC.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on June 13, 2017.

Vote by Internet
• Go to www.investorvote.com/Z • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL
		NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS AND “FOR” ITEM 2.	+

The board of directors recommends you vote FOR all nominees.

1. ELECTION OF DIRECTORS	Nominees:	01 - April Underwood	02 - Jay C. Hoag	03 - Gregory B. Maffei

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

The board of directors recommends you vote FOR the following proposal:

		For	Against	Abstain
2.	Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

02KTGC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of

Shareholders. The Proxy Statement and the 2016 Annual Report to Shareholders are available at:

http://investors.zillowgroup.com/annuals-proxies.cfm.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

PROXY

ZILLOW GROUP, INC.

2017 MEETING OF SHAREHOLDERS – JUNE 14, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Spencer M. Rascoff and Kathleen Philips, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow Group, Inc. Class A and/or Class B common stock held of record by the undersigned on April 6, 2017, at the Annual Meeting of Shareholders of Zillow Group, Inc. to be held at the offices of Perkins Coie LLP, 1201 Third Avenue, 49th Floor, in Seattle, Washington 98101 on June 14, 2017, at 8:00 a.m. local time and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+